                                                                   Exhibit 2(c)

                                 Execution Copy

                            ASSET PURCHASE AGREEMENT
                            ------------------------

                                     between


                            HUNT GRAPHICS EUROPE B.V.
                            -------------------------

                                       and

                                    PEAK B.V.
                                    ---------

                                jointly as Seller


                                       and


                                HUNT CORPORATION
                                ----------------

                              as Seller's Guarantor


                                       and


                            SEAL GRAPHICS EUROPE B.V.
                            -------------------------

                                    as Buyer


                                       and


                                   NESCHEN AG
                                   ----------

                                       as
                                Buyer's Guarantor

                 -----------------------------------------------
                             for the acquisition by
                Buyer of certain assets and liabilities of Seller
                 -----------------------------------------------

                                                                               2
                                TABLE OF CONTENTS
                                -----------------


1.    Purchase and Sale......................................................................................6
1.1.     Sale of Business....................................................................................6
1.2.     Purchased Assets....................................................................................6
1.3.     Excluded Assets.....................................................................................8
1.4.     Assumed Liabilities.................................................................................8
1.5.     Excluded Liabilities................................................................................9
1.6.     Closing Date.......................................................................................11
1.7.     Closing Obligations................................................................................12
1.8.     Further Assurances.................................................................................12

2.    Purchase Price........................................................................................13
2.1.     Purchase Price.....................................................................................13
2.2.     Payment of Purchase Price..........................................................................13
2.3.     Physical Inventory Adjustment......................................................................14
2.4.     Proration..........................................................................................15

3.    Representations and Warranties of the Seller..........................................................15
3.1.     Organization; Power................................................................................15
3.2.     Effect of Agreement................................................................................16
3.3.     Corporate Authorization............................................................................16
3.4.     Absence of Certain Changes or Events...............................................................16
3.5.     [Intentionally Omitted]............................................................................17
3.6.     Title to Properties; Absence of Liens and Encumbrances, Etc........................................17
3.7.     Condition and Sufficiency of Assets................................................................18
3.8.     Litigation, Etc....................................................................................18
3.9.     Books and Records..................................................................................19
3.10.    Affiliate Agreements; Guaranties...................................................................19
3.11.    Financial Information..............................................................................19
3.12.    Employee Benefit Plans.............................................................................19
3.13.    Intellectual Property Assets.......................................................................20
3.14.    Computer Systems...................................................................................23
3.15.    Insurance..........................................................................................23
3.16.    Licenses, Authorizations and Permits...............................................................24
3.17.    Compliance with Law................................................................................24
3.18.    Employment of Officers, Employees and Consultants; Prior Conduct; Etc..............................24
3.19.    No Unlawful Payments...............................................................................24
3.20.    No Commissions Due.................................................................................25
3.21.    Customers and Vendors..............................................................................25
3.22.    No Untruths, Misstatements or Omissions............................................................25
3.23.    Subsidiaries and Affiliates........................................................................25
3.24.    Solvency...........................................................................................25


                                                                               3
3.25.    Environmental Matters..............................................................................26
3.26.    Assigned Contracts.................................................................................28
3.27.    [Intentionally Omitted]............................................................................28
3.28.    Product Warranty...................................................................................28
3.29.    Product Liability..................................................................................29
3.30.    Contracts; No Defaults.............................................................................29
3.31.    Labour law and positive advice works council.......................................................31
3.32.    No other Warranties................................................................................31

4.    Representations and Warranties of the Buyer...........................................................31
4.1.     Corporate Authorization............................................................................31
4.2.     Due Incorporation..................................................................................31
4.3.     Commissions........................................................................................32
4.4.     No Conflict........................................................................................32
4.5.     Financial Condition................................................................................32
4.6.     Litigation.........................................................................................32
4.7.     Investigation and Evaluation.......................................................................32
4.8.     Forecasts and Projections..........................................................................33

5.    Certain Covenants and Agreements......................................................................33
5.1.     Information........................................................................................33
5.2.     Conduct of Business by the Seller Pending the Closing Date.........................................33
5.3.     Third Party Consents; Compliance...................................................................34
5.4.     Customers and Vendors..............................................................................35
5.5.     Coordination as to VAT.............................................................................35
5.6.     [Intentionally Omitted]............................................................................35
5.7.     [Intentionally Omitted]............................................................................35
5.8.     Environmental Licence..............................................................................35
5.9.     Employment.........................................................................................35
5.10.    Collective Labour Agreement........................................................................36
5.11.    Environmental Report...............................................................................36
5.12.    Transfer of Employees..............................................................................36

6.    [Intentionally Omitted]...............................................................................37

7.    Condition Precedent to the Obligations of the Buyer...................................................37

8.    Survival of Representations and Warranties; Indemnification; Etc......................................37
8.1.     Survival...........................................................................................37
8.2.     Seller's Agreement to Indemnify....................................................................38
8.3.     Buyer's Agreement to Indemnify.....................................................................39
8.4.     Indemnification Procedures.........................................................................39
8.5.     Basket and Limitations.............................................................................40
8.6.     Exclusive Remedy...................................................................................42
8.7.     Indemnification Payments...........................................................................42
8.8.     Right of Set-Off...................................................................................42

                                                                               4

9.    Additional Covenants..................................................................................42
9.1.     Covenants Regarding Post-Closing Activities........................................................42
9.2.     [Intentionally Omitted]............................................................................44
9.3.     Payments Received..................................................................................44
9.4.     Customer Rebates and Warranty Claims...............................................................44
9.5.     Non-warranty Product Returns.......................................................................46
9.6.     AquaSeal Warranty..................................................................................46
9.7.     [Intentionally Omitted]............................................................................47
9.8.     Removing Excluded Assets...........................................................................47
9.9.     [Intentionally Omitted]............................................................................47
9.10.    Retention of and Access to Records.................................................................47
9.11.    Change of Corporate Names..........................................................................48

10.   Termination, Waiver and Amendment.....................................................................48
10.1.    Termination Provisions.............................................................................48
10.2.    Effect of Termination..............................................................................49
10.3.    Amendment..........................................................................................49
10.4.    Waiver.............................................................................................49

11.   Guarantors  49
11.1.    Seller's Guarantor.................................................................................49
11.2.    Buyer's Guarantor..................................................................................49

12.   Miscellaneous.........................................................................................49
12.1.    Expenses...........................................................................................49
12.2.    Notices............................................................................................50
12.3.    Entire Agreement...................................................................................53
12.4.    Binding Effect and Benefit.........................................................................53
12.5.    Assignability......................................................................................54
12.6.    Severability.......................................................................................54
12.7.    Headings; Interpretation...........................................................................54
12.8.    Counterparts.......................................................................................54
12.9.    Governing Law......................................................................................54
12.10.   Schedules..........................................................................................54
12.11.   Announcements......................................................................................55
12.12.   Dispute Resolution.................................................................................55
12.13.   Definitions........................................................................................55

                                                                               5
                            ASSET PURCHASE AGREEMENT
                            ------------------------

THE UNDERSIGNED:
----------------


(1) (a) Hunt Graphics Europe B.V., a private company with limited liability organised under the laws of The Netherlands, having its registered office at Kanaaldijk O.Z. 3, 8102 HL, Raalte (The Netherlands);

    (b) Peak B.V. a private company with limited liability organised under the laws of The Netherlands, having its registered office at Kanaaldijk O.Z. 3, 8102 HL, Raalte (The Netherlands) (jointly the "Seller");

(2) Hunt Corporation, a Pennsylvania corporation with its principal place of business at One Commerce Square, 2005 Market Street, Philadelphia, Pennsylvania 19103 (United States of America) (the "Seller's Guarantor");

(3) Seal Graphics Europe B.V., a private company with limited liability organised under the laws of The Netherlands, having its registered office at Kanaaldijk O.Z. 3, 8102 HL, Raalte (The Netherlands) (the "Buyer"); and

(4) Neschen AG, a public company with limited liability organised under the laws of Germany, having its registered office at Hans Neschen Strasse 1, D- 3165 Bueckeburg (Germany) (the "Buyer's Guarantor")


WHEREAS:
--------

A. the Seller is active in the field of manufacturing and sale of machinery for the graphic industry and materials complementary thereto (the "Business");

B. the Seller wishes to sell and transfer and the Buyer wishes to purchase and accept certain assets and liabilities related to the Business and subject to the terms and conditions and for the Purchase Price as set forth in this agreement;

C. the works council of the Seller has given a positive advice concerning the intended decision to enter into and to execute the transactions contemplated hereby; and

D. the Seller's Guarantor and its subsidiary, Hunt Graphics Europe Limited, and the Buyer's Guarantor and its subsidiary, Seal Graphics UK Limited, are also entering into an other, more or less similar, agreement for the purchase of certain assets of Hunt Graphics Europe Limited related to its business located in England and the Seller's Guarantor and two of its subsidiaries, Hunt Holdings, Inc. and Hunt Graphics Americas Corporation, and the Buyer's Guarantor's subsidiaries, Seal Graphics Americas Corporation, Seal USA Corporation and Seal Graphics Technologies Corporation, are also entering into an other, more or less similar, agreement for the purchase of certain assets of the Seller's Guarantor, Hunt Holdings, Inc. and Hunt Graphics Americas Corporation, related to their businesses located in the United States of America and the Seller's Guarantor's subsidiaries Hunt

         Holdings Inc. and Hunt Graphics Europe Limited and the Seller and the Buyer's Guarantor's subsidiary Neschen International B.V. are also entering into an other agreement for the purchase of the shares of Hunt Graphics Limited, a Hong Kong subsidiary of Seller's Guarantor, (such other agreements collectively the "Other Purchase Agreements") and the closing of the sale contemplated by this Agreement is conditioned upon the closing of such Other Purchase Agreements.


                              W I T N E S S E T H:
                              --------------------

                  In consideration of the mutual undertakings herein contained, the parties hereto hereby agree as follows:



         1. Purchase and Sale

                  1.1. Sale of Business.

                  Subject to the terms and conditions and based upon the representations, warranties and covenants of the parties set forth in this Agreement, at the Closing the Seller shall, except as otherwise expressly provided herein, sell, assign and transfer to the Buyer, and the Buyer shall buy, acquire and accept from the Seller, all of the assets and rights of the Seller materially relating to the Business of every kind and description wherever located. For purposes of this Agreement, the term "Business" shall mean the graphics products business in the Netherlands, as described in Schedule 1.1 to the letter of even date from the Seller to the Buyer and the Buyer's Guarantor (the "Disclosure Letter"), owned and operated by the Seller, which the Buyer intends to continue to conduct as a part of its own business with the assets to be purchased hereunder.

                  1.2. Purchased Assets

                  The above-referenced assets and rights materially relating to the Business to be sold hereunder as of the Closing Date (as hereinafter defined) are generally described as follows:

                           (a) all of the Seller's contracts, claims and rights
under the contracts and leases (whether as lessee or lessor) relating to the Business as per the Effective Time, including those enumerated on Schedule 1.2(a) to the Disclosure Letter, excluding the contract referred to in Schedule
1.3 (f) (the "Assigned Contracts") ;

                           (b) all outstanding proposals to customers and
customer orders relating to the Business as per the Effective Time;

                           (c) any and all goodwill, know-how, customers' and
suppliers' lists, slogans, labels, trade secrets, all other trade rights, secret processes, advertising material, the Seller's technical information and any other intangible property primarily relating to the Business, including trademarks, tradenames, patents, copyrights and the telephone and fax numbers, as enumerated on Schedule 1.2(c) to the Disclosure Letter;

                           (d) all of the Seller's equipment, tools, computers
and computer software, telephone systems, trade fixtures, furniture and leasehold improvements relating to the Business including those enumerated on
Schedule 1.2(d) to the Disclosure Letter, as per the Effective Time with such changes in such items as shall occur in the Ordinary Course of Business between the Effective Time and the date hereof;

                           (e) all of the Seller's office supplies, together
with any stationery and business forms relating to the Business which do not bear the Seller's or their affiliates name and address;

                           (f) all permits, licenses, franchises, consents,
authorizations and similar instruments or acts relating to the Business to the extent they may lawfully be assigned or transferred as enumerated on Schedule 1.2(f) (the "Permits");

                           (g) all real property of the Seller, including but
not limited to all buildings and structures thereon, including but not limited to the ground lease rights ("erfpachtrechten") and building rights ("opstalrechten") (the "Real Property") as enumerated in Schedule 1.2(g) to the Disclosure Letter and in the notarial deed of transfer of the Real Property attached to the Bill;

                           (h) the sole right to use the trade names used by the
Seller, with the exception of those including the name "Hunt", or any variations thereof;

                           (i) all of the Seller's inventory and work in process
relating to the Business as per the Effective Time (the "Inventory");

                           (j) all books, records, forms and files relating to
the operations of the Business or reflecting the operations thereof, but excluding therefrom records reflecting the other operations of the Seller or the group of companies of which Seller is part of as a whole or records the Seller and the Buyer shall have joint access to pursuant to other provisions of this Agreement;

                           (k) all property and casualty insurance benefits
(other than product liability insurance), including rights and proceeds, arising from or relating to the Purchased Assets (as hereinafter defined) or the Assumed Liabilities (as hereinafter defined) prior to the Effective Time, except to the extent relating to Equipment Warranty Costs and/or Consumer Product Warranty Costs as referred to in Section 9.4 and/or the product warranty claim made by Sihl Direct GmbH on 10 September 2001;

                           (l) all claims of the Seller against third parties
relating to the Purchased Assets, whether choate or inchoate, known or unknown, contingent or noncontingent, including all such claims set forth on Schedule 1.2(l) to the Disclosure Letter, except to the extent relating to Equipment Warranty Costs and/or Consumer Product Warranty Costs as referred to in Section 9.4; and

                           (m) all accounts receivable as per the Effective Time
set forth on Schedule 1.2(m) to the Disclosure Letter (the "Accounts Receivable"). The Seller gives no warranty that the accounts receivable will be collectable and this is acknowledged by the Buyer;

                           (n) each of the Seller's other assets used by or
useful or potentially useful to it in the Business.

                  For convenience of reference, all the assets, properties and rights to be transferred and assigned to the Buyer in accordance with the provisions of this Section 1 are sometimes hereinafter collectively referred to as the "Purchased Assets".

                  1.3. Excluded Assets

                  Notwithstanding anything to the contrary contained in Section
1.2 or elsewhere in this Agreement, the following assets of Seller (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Purchased Assets and shall remain the property of the Seller after the Closing:

                           (a) all cash, cash equivalents and investments
(including shareholdings in any subsidiaries) as per the Effective Time;

                           (b) all corporate names ("statutaire namen")(other
than a corporate name containing the name "Peak"), minute books and stock records and tax returns and similar corporate records of the Seller's Guarantor and its subsidiary corporations;

                           (c) all claims for refund of taxes and other
governmental charges of whatever nature as per the Effective Time;

                           (d) all rights in connection with and assets of any
employee benefit plans as per the Effective Time;

                           (e) all rights of the Seller under this Agreement and
the other agreements and instruments of the parties set forth in Section 1.7;

                           (f) the properties, assets, rights and claims
expressly set forth on Schedule 1.3(f).

                  1.4. Assumed Liabilities

                  At the Closing Date, the Buyer shall assume and agree to discharge only the following liabilities of the Seller, effective as of the Effective Time (the "Assumed Liabilities"):

                           (a) any liability to the customers of the Business
incurred by the Seller in the Ordinary Course of the Business for orders outstanding as of the Effective Time reflected on the Seller's books (other than any liability arising out of a breach that occurred prior to the Effective
Time);

                           (b) certain rebate obligations to customers of the
Business with respect to invoices for sales of equipment, products and services dated on or after the Effective Time in accordance with Section 9.4(a) hereof;

                           (c) bona fide warranty claim obligations for
equipment and consumable products of the Business manufactured prior to the Effective Time, subject to Seller's obligations set forth in Section 9.4(b) hereof;

                           (d) any liability to the customers of the Business
arising out of Non-warranty Returns of products of the Business after the Effective Time authorized either orally or in writing by the Seller prior to the Effective Time in accordance with Section 9.5 hereof.

                           (e) any liability arising after the Effective Time
under the Assigned Contracts (other than any liability arising out of a breach that occurred prior to the Effective Time);

                           (f) any liability of the Seller arising after the
Effective Time under any Assigned Contract included in the Purchased Assets that is entered into by the Seller after the date hereof in accordance with the provisions of this Agreement (other than any liability arising out of or relating to a breach that occurred prior to the Effective Time); and

                           (g) any liability of the Seller described in Schedule
1.4(g).

                  1.5. Excluded Liabilities

                           Such sale shall be made free and clear of, and the
Seller shall remain liable for, all liabilities, obligations and encumbrances, business, legal or other, whether incurred or accrued as of the Effective Time or thereafter, whether known or unknown (collectively, the "Excluded Liabilities"), except the Assumed Liabilities that are being assigned and transferred to the Buyer as contemplated by Section 1.4 hereof. Notwithstanding anything to the contrary contained herein, Excluded Liabilities shall include, without limitation, every liability of the Seller other than the Assumed Liabilities, including:

                           (a) any liability arising out of or relating to
products of the Seller to the extent manufactured or sold prior to the Effective Time other than to the extent assumed under Section 1.4;

                           (b) certain obligations for customer rebates
committed to either orally or in writing by the Seller with respect to invoices for sales of equipment, products and services dated prior to the Effective Time in accordance with Section 9.4(a) hereof;

                           (c) certain liabilities to customers related to the
Business incurred by the Seller under written warranty agreements in accordance with Section 9.4(b) hereof;

                           (d) any liability of the Seller arising out of
Non-warranty Returns of products authorized either orally or in writing by the Seller prior to the Effective Time in accordance with Section 9.5 hereof;

                           (e) any liability under any Assigned Contract that
arises prior to the Effective Time or that arises after the Effective Time but that arises out of or relates to any breach that occurred prior to the Effective Time;

                           (f) any liability for taxes, including (A) any taxes
arising as a result of the Seller's operation of the Business or ownership of the Purchased Assets prior to the Effective Time, and (B) any taxes payable by the Seller that will arise as a result of the sale of the Purchased Assets pursuant to this Agreement;

                           (g) any liability under any contract not assumed by
the Buyer under Section 1.4, including any liability arising out of or relating to the Seller's credit facilities or any security interest related thereto;

                           (h) any liability under any Environmental Law (as
defined in Section 3.25 hereof) or occupational safety and health law arising out of or relating to the operation of the Business prior to the Effective Time or the Seller's leasing, ownership or operation of real property (including the Real Property) prior to the Effective Time;

                           (i) any liability arising out of or relating to the
closing and/or vacating of any plant, factory, facility, office or other physical structure operated by the Seller in connection with the Business that is not being leased by, or whose lease is otherwise not being assumed by, the Buyer;

                           (j) any liability arising out of or relating to the
Seller's destruction, deconstruction or otherwise rendering inoperable of any equipment of the Seller relating to the Business not being purchased by the Buyer;

                           (k) except as set forth on Schedule 1.5(k), any
liability relating to benefit plans for the Seller's employees or former employees or both as of the Effective Time;

                           (l) any liability under any severance, retention or
termination agreement between any former employee and the Seller or any related person or entity;

                           (m) any liability relating to termination of
employment (including constructive termination) of any former employee of the Seller or of any related person or entity;

                           (n) any liability arising out of or relating to any
employee grievance arising out of or relating to any occurrence or event happening prior to the Effective Time whether or not the affected employees are hired by the Buyer;

                           (o) any liability of the Seller to any shareholder of
the Seller or any related person or entity of the Seller or any shareholder of the Seller;

                           (p) any liability to indemnify, reimburse or advance
amounts to any officer, director, employee or agent of the Seller;

                           (q) any liability to distribute to any of the
Seller's shareholders or otherwise apply all or any part of the consideration received hereunder;

                           (r) any liability arising out of any proceeding,
action or suit pending as of the Effective Time;

                           (s) any liability arising out of any proceeding,
action or suit commenced after the Effective Time and arising out of or relating to any occurrence or event happening prior to the Effective Time;

                           (t) any liability arising out of or resulting from
the Seller's compliance or noncompliance with any law, ordinance, EU Directive, regulation or treaty or any order, injunction, judgment, decree, ruling or assessment or arbitration award of any governmental body or authority;

                           (u) any liability of the Seller under this Agreement
or any other document executed in connection with the transactions contemplated hereby and thereby; and

                           (v) except as otherwise specifically provided herein,
any liability of the Seller for the action or omission of the Seller, its employees or agents in connection with services related to the Business performed by the Seller, its employees or agents prior to the Effective Time.

                  The Seller shall indemnify and hold harmless the Buyer, and their shareholders, officers and directors in accordance with Section 8 hereof from and against all Excluded Liabilities, including in case any such Excluded Liabilities transfer to the Buyer by operation of law.

                  1.6. Closing Date

                  The closing of the transactions contemplated hereby (the "Closing") shall occur on 9 October 2001 (the "Closing Date"), unless this Agreement is terminated for failure of any condition set forth in Section 7 hereof to continue to be met satisfactorily as of or on said Closing Date. The Closing Date may be extended by mutual agreement of the parties hereto, provided that all conditions set forth in Section 7 continue to be satisfied, as of the new Closing Date, so extended. The Closing will take place at the offices of NautaDutilh at Amsterdam, The Netherlands on or before 5:00 p.m. (Amsterdam time) on said Closing Date. As between the parties hereto the Closing shall economically speaking be effective, and shall have retrospective effect, as of 30 September 2001, 11.59 p.m. (Amsterdam time) (the "Effective Time"). The Seller shall be deemed to have operated the Business for the benefit of the Buyer during the period between the Effective Time and the Closing Date.

                  1.7. Closing Obligations

                  In addition to any other documents to be delivered under other provisions of this Agreement, on the Closing Date:

                           (a) The Seller shall deliver to the Buyer

                                (i) a bill of sale and transfer and assumption
of liabilities pursuant to which the Seller sells and transfers to the Buyer the Purchased Assets and the Buyer assumes the Assumed Liabilities from the Seller in the form of Exhibit A including all annexes thereto (the "Bill"), executed (including, where appropriate, the annexes) by the Seller;

                                (ii) such other deeds, bills of sale,
assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by the Buyer each in form and substance satisfactory to the Buyer, the Seller and their respective legal counsels and executed by the Seller;

                                (iii) faxed copies of resolutions of the
shareholders of the Seller and, to the extent applicable, the Seller's Supervisory Board; and

                                (iv) the Disclosure Letter executed by the
Seller.

                           (b) The Buyer shall deliver to the Seller:

                                (i) the payments to the extent specified in
Section 2.2; and

                                (ii) the Bill executed (including, where
appropriate, the annexes) by the Buyer.

                           (c) The Bill, the Disclosure Letter and the documents
enumerated in subsections (a)(ii) above are referred to collectively as the "Closing Documents".

                  1.8. Further Assurances

                  (a) The Seller shall, from time to time, at the Buyer's request and without further consideration, execute and deliver such instruments of transfer, conveyance and assignment in addition to those delivered pursuant to Section 1.7, and take such other action, as may be reasonably necessary to transfer, convey to or assign more effectively to the Buyer, or to put the Buyer in possession of, any property being transferred, conveyed or assigned and delivered hereunder.

                  (b) Further, the parties shall, from time to time, at the request of the other parties and without further consideration, take such actions as the other parties shall reasonably request in order to effectuate the purposes of this Agreement.

         2. Purchase Price

                  2.1. Purchase Price

                  Subject to the adjustments and prorations hereinafter required in this Section 2 and subject to the terms of this Agreement and in reliance upon the warranties, representations and covenants of the Seller contained herein, the Buyer shall pay the Seller, in full consideration for the Purchased Assets,

                           (a) the sum of 8,336,660 Euro (the "Fixed Amount")
allocated among the Accounts Receivable as indicated in Schedule 2.1 (a)(i) and the other Purchased Assets (other than Inventory) in the manner set forth in
Schedule 2.1(a) (ii); with the understanding that the Buyer and the Seller have agreed that an amount of 39,600 Euro will be deducted from the Fixed Amount, which amount has been fixed in view of the Buyer's intention, whether or not pursued, to exercise the option to acquire full ownership of the part of the Real Property which at the Closing Date is held by way of a ground lease right; plus

                           (b) the sum of 3,273,652 Euro (the "Baseline
Inventory Amount"), subject to adjustment pursuant to Section 2.3.

                  2.2. Payment of Purchase Price

                  The Purchase Price shall be payable as follows:

                           (a) 6,497,060 Euro of the Fixed Amount, as adjusted
in accordance with Section 2.1(a), shall be paid by wire transfer of immediately available funds to the Seller, said wire to be initiated by the Buyer to be received by the Seller on the Closing Date; and

                           (b) 1,800,000 Euro of the Fixed Amount (equal to the
amount allocated to the Real Property) shall be paid by wire transfer delivery of immediately available funds to Derdengelden Notarissen NautaDutilh Amsterdam, accountnumber 45.24.77.999 with ABN AMRO Bank N.V., reference to file number 5004.4326, which amount shall be paid out to the Seller to the bank account referred to at (a) in accordance with the notarial deed of transfer of the Real Property attached to the Bill; and

                           (c) 2,618,922 Euro, being an amount equal to 80 % of
the Baseline Inventory Amount, shall be paid by wire transfer of immediately available funds to the Seller, said wire to be initiated by the Buyer on the Closing Date. The balance of the Baseline Inventory Amount (the "Inventory Holdback") shall be retained by the Buyer until released to the Seller in accordance with Section 2.3 hereof.

                    2.3. Physical Inventory Adjustment

                           (a) A physical inventory or cycle counting or a
combination of the two, as the Buyer shall determine, of the Seller's Inventory was performed by the Buyer and the Seller as of the Effective Time (the "Physical Inventory"). The Physical Inventory shall be valued in accordance with the principles set forth in Schedule 2.3(a) to the Disclosure Letter (the "Inventory Evaluation Principles"). The Purchase Price shall be increased or decreased by the amount, if any, by which the amount of the inventory as so determined (the "Adjusted Inventory Amount") is greater than or less than the "Baseline Inventory Amount". The resulting adjustment is called the Physical Inventory Adjustment.

                           (b) If the Adjusted Inventory Amount is greater than
the Baseline Inventory Amount, then such excess amount and the Inventory Holdback shall be paid within twenty (20) days of the Closing Date to the Seller by the Buyer, unless the Buyer delivers a Dispute Notice with regard to the Adjusted Inventory Amount to the Seller in accordance with this Section 2.3.

                           (c) If the Adjusted Inventory Amount is less than the
Baseline Inventory Amount, then the Buyer shall offset the Inventory Holdback against any deficiency and either (i) the Buyer shall release to the Seller any Inventory Holdback in excess of such deficiency or (ii) the Seller shall pay to the Buyer any deficiency in excess of the Inventory Holdback. Any release or payment of funds pursuant to this subsection shall occur within twenty (20) days of the Closing Date, unless the Seller delivers a Dispute Notice with regard to the Adjusted Inventory Amount to the Buyer in accordance with this Section 2.3.

                           (d) In the event either the Buyer or the Seller
delivers a Dispute Notice to the other party, an interim Adjusted Inventory Adjustment shall be paid to the appropriate party based upon the average of the Seller and the Buyer's Adjusted Inventory calculations within five (5) days after the delivery of such Dispute Notice with an adjustment to be made, if required, upon a final resolution of such dispute in accordance with this
Section 2.3.

                           (e) Any amount owed either by the Buyer or the Seller
after a final resolution of a dispute in accordance with this Section 2.3 shall paid to the appropriate party within five (5) business days after such final resolution.

                           (f) In the event that the Buyer and/or the Seller do
not agree upon the Adjusted Inventory Amount, then either party may deliver to the other party written notice (a "Dispute Notice") within fifteen (15) days following the Closing Date. Such Dispute Notice shall set forth in reasonable detail a description of the Dispute. Within ten (10) days after the delivery of any such Dispute Notice, the Buyer and the Seller shall meet at a mutually acceptable time and place and thereafter as often as such parties reasonably deem necessary and shall, in good faith, cooperate in an attempt to resolve such Dispute.

                           (g) If any Dispute is not finally resolved within
twenty (20) business days after the delivery of a Dispute Notice, as aforesaid, then the chairman of the NIVRA (the Royal Netherlands Institute of Registered Accountants) shall be requested to select an independent auditor from a recognized certified public accounting firm in The Netherlands to serve as expert (the "Expert") to whom the Dispute shall be referred for resolution.

                           (h) The Expert's decision regarding its final
resolution of any Dispute (the "Decision") shall be in writing and shall be a "bindend advies" (and as such be final and binding). The Decision shall specifically set forth the amount of any adjustment required to be made to the Purchase Price pursuant to Section 2.3(a).

                           (i) The fees and expenses of the Arbitrator shall be
shared equally by the Buyer and the Seller.

                  2.4. Proration

                  All property and ad valorem taxes, rentals, lease payments, utility charges, payments under or pursuant to the Assigned Contracts, Permits, prepaids and other items set forth on Schedule 2.4 attached hereto relating to a period of time both prior to and on or after the Effective Time will be prorated between the Buyer, on the one hand, and the Seller, on the other hand, in accord with local custom, as of the Effective Time. In this respect the Seller and the Buyer have established the meter settings of electricity, gas and water as of the Effective Time. The parties agree, to the extent possible, to settle amounts due regarding such proration at the Closing. To the extent that such amounts cannot be settled at the Closing (because at that time they cannot yet be established), such amounts shall be settled promptly after they will have been established .

         3. Representations and Warranties of the Seller

                  The Seller hereby represents and warrants to the Buyer and the Buyer's Guarantor as follows: (The parties agree that each disclosure set forth in the Disclosure Letter to a specific section of this Section 3 shall in all reasonableness not constitute a disclosure with respect to any other specific section of this Section 3 unless specifically cross referenced therein.)

                  3.1. Organization; Power

                  The Seller is a company duly organized and validly existing under the laws of The Netherlands and has all requisite power to own, lease and operate its properties and to carry on the Business as currently conducted, free from any claim of any other person or entity (a "Person). The Seller's Guarantor is a company duly incorporated and validly existing under the laws of the state of its incorporation. The failure by the Seller to be qualified to do business or be in good standing in any other territory where it is required to be so qualified shall not adversely affect the Seller's ability to consummate the transactions contemplated hereby or the Business, the Purchased Assets or Assumed Liabilities. A true and correct copy of the deed of incorporation and the articles of association of the Seller as in effect on the date hereof have been delivered to the Buyer. The Seller is not, either actually or potentially, in violation of any provision of its current articles of association which violation would adversely effect the Seller's ability to consummate the transaction contemplated hereby or the Business, the Purchased Assets or Assumed Liabilities.

                  3.2. Effect of Agreement

                  Other than set forth on Schedule 3.2 to the Disclosure Letter, the execution, delivery and performance of this Agreement and the Closing Documents by the Seller, with or without the giving of notice and/or the passage of time, will not: (a) violate any provision of law applicable to the Seller;
(b) conflict with, result in the breach or termination of any provision of, or constitute a default under the Seller's articles of association or any indenture, mortgage, note, deed of trust, license, permit, lease, obligation or other agreement or instrument to which the Seller is a party or by which the Seller or any of the Purchased Assets may be bound; (c) accelerate or permit the acceleration of any performance of any duty or obligation or the payment of any indebtedness required of the Seller; (d) result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Seller; (e) violate any order, ruling, writ, injunction or decree of any court, administrative agency or governmental body which violation would adversely affect the Seller's ability to consummate the transactions contemplated hereby or the Business, the Purchased Assets or Assumed Liabilities; or (f) be an event which would permit any party to terminate any agreement relating to the Business. This provision shall be likewise applicable to the Seller's Guarantor.

                  3.3. Corporate Authorization

                  This Agreement, the Closing Documents to which the Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors and, to the extent required, the shareholders and the Supervisory Board, of the Seller, and this agreement and such Closing Documents have been duly executed and delivered on behalf of the Seller. This Agreement and the other Closing Documents to which the Seller is a party, when duly executed by the Seller and delivered by all the parties hereto or thereto, as the case may be, will be the legal, valid and binding obligations of the Seller, as the case may be, enforceable in accordance with their respective terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally. This provision shall be likewise applicable to the Seller's Guarantor.

                  3.4. Absence of Certain Changes or Events

                  Since December 3, 2000, the Business has been operated in the Ordinary Course of Business and the Seller has used its reasonable efforts to preserve the goodwill of the person or entity (a "Person") or Persons with whom or which it has business relationships in connection with the Business and the Seller has not:

                           (a) incurred any obligation or liability relating to
the Business (fixed or contingent) except in the Ordinary Course of Business;

                           (b) mortgaged, pledged or subjected to lien, charge,
security interest or to any other encumbrance (other than Permitted Encumbrances, as defined in Section 3.6 hereof) any of its assets relating to the Business;

                           (c) transferred, leased or otherwise disposed of any
of its assets or properties relating to the Business except in the Ordinary Course of Business;

                           (d) canceled or compromised any debt or claim
relating to the Business except in the Ordinary Course of Business;

                           (e) waived or released any rights of any material
value relating to the Business;

                           (f) transferred or granted any rights under any
patent application, concession, lease, license, agreement, letter of patent, invention, trademark, trade name or copyright relating to the Business;

                           (g) suffered any damage, destruction or loss in
excess of Euro 35,000 with respect to any asset relating to the Business, whether or not such damage, destruction or loss shall have been insured against;

                           (h) suffered any other material adverse change in the
financial condition or properties of the Business, except such changes as are related to the general economic and market conditions except such changes as are related to general economic or market conditions;

                           (i) made or entered into any contract or commitment
to make any capital expenditure relating to the Business in excess of Euro
35,000;

                           (j) except for the Inventory Evaluation Principles,
changed any significant method of accounting or accounting practice relating to the Business;

                           (k) made or granted any general wage or salary
increase other than in the Ordinary Course of Business to, or entered into any employment contract with any employee of the Business; or

                           (l) entered into any transaction relating to the
Business other than in the Ordinary Course of Business with a value or cost to the Business in excess of Euro 35,000.

                  3.5. [Intentionally Omitted]

                       [      ]

                  3.6. Title to Properties; Absence of Liens and
Encumbrances, Etc.

                  On the Closing Date the Seller has, except as set forth in
Schedule 3.6 to the Disclosure Letter, full title to the Real Property and full title or a valid, binding leasehold interest in all of the other assets (real and personal) which are necessary to conduct the Business substantially as conducted by the Seller prior to the Effective Time free and clear of all liens, claims and encumbrances other than the Permitted Encumbrances. On the Closing Date, the Seller will transfer to the Buyer full title to, or a valid and binding leasehold interest in, the Purchased Assets, free and clear of all liens, encumbrances, mortgages, pledges and adverse claims other than the Permitted Encumbrances. All of the tangible Purchased Assets will be located at the Real Property. As used herein, "Permitted Encumbrances" shall mean (a) liens for taxes which are not due and payable as of the Closing Date and (b) liens, encumbrances, etc. that are set forth in Schedule 3.6 to the Disclosure Letter, and (c) the encumbrances referred to in the notarial deed of transfer of the Real Property as attached to the Bill.

                  3.7. Condition and Sufficiency of Assets

                           (a) The Purchased Assets described in Section 1.2 (i)
meet the current needs of the Seller in connection with the Business, (ii) are satisfactory for the needs of the Business as currently conducted by the Seller, and (iii) will be undamaged, in proper repair and working order and reasonably suitable for the uses for which intended.

                           (b) Use of the Real Property owned or leased for the
various purposes for which it is presently being used in connection with the Business is permitted as of right under all applicable zoning legal requirements and is not subject to "permitted nonconforming" use or structure classifications. All buildings, structures, fixtures and improvements located on the Real Property (the "Improvements") are in compliance with all applicable legal requirements, including those pertaining to zoning, building and the disabled, are in proper repair and condition, ordinary wear and tear excepted, and are free from defects. No part of any improvement encroaches on any real property not included in the Real Property, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the Real Property. Schedule 3.7 to the Disclosure Letter sets forth the condition of the building.

                  3.8. Litigation, Etc.

                  Except for the claim from Sihl Direct GmbH, as referred to under Section 1.2 (k), there is no lawsuit, arbitration, action, claim, investigation or administrative proceeding or governmental investigation by any Person pending against the Seller in any court or municipal or other governmental agency or instrumentality or non-governmental body or to the Seller's Knowledge threatened against or affecting the Seller's properties or assets or the Business, or the Seller's directors or officers which, if adversely determined against them or the Business, as the case may be, could reasonably be expected to adversely affect the financial condition, business, assets or liabilities of the Business, and the Seller has no Knowledge that there is any basis or ground for any such suit, action, claim, investigation or proceeding.

                  3.9. Books and Records

                  The books and records of the Seller relating to the Business are in all material respects complete and correct and have been maintained in accordance with good business practice.


                  3.10. Affiliate Agreements; Guaranties


                  No employee, officer or director has any direct or indirect interest beneficially or of record (other than by way of his status as a shareholder, employee, officer or director of the Seller) in, or is a party to, any lease, agreement or other obligation of any kind relating to the Business to which the Seller is also a party (except for their employment agreements and arrangements related thereto), nor any of the material assets, real or personal, used by the Seller in the Business.

                  3.11. Financial Information


                  The Seller previously has delivered to the Buyer the following (the "Pro Forma Financial Statements"):

                           (a) the unaudited pro forma statement of operations
of the Business for the fiscal year ended 3 December 2000, compiled by the Seller's internal staff (the "2000 Pro Forma Financial Statements"); and

                           (b) the unaudited pro forma statement of assets of
the Business as of 3 June 2001 and the unaudited pro forma statements of operations of the Business for the six month period ended 3 June 2001 compiled by Seller's internal staff (the "Interim Pro Forma Financial Statements");


                           (c) the 2000 Pro Forma Financial Statements are
derived from the Seller's Guarantor's audited consolidated fiscal 2000 financial statements and the Interim Pro Forma Financial Statements are derived from the Seller's Guarantor's unaudited consolidated June 3, 2001 financial statements based on the assumptions and principles set forth in such consolidated financial statements. Such consolidated financial statements of the Seller's Guarantor have been prepared in accordance with in the U.S. generally accepted accounting principles consistently applied. The Pro Forma Financial Statements are in accordance with the books and records of the Seller related to the Business and reflect, in the case of the pro forma statement of operations for the period ended June 3, 2001, the Seller's good faith, reasonable allocations of costs and overhead between the Business and the other operations included in the Sellers Guarantor's consolidated financial statements.

                  3.12. Employee Benefit Plans

                  (a) Schedule 3.12 (a) to the Disclosure Letter lists the following in connection with the current employees of the Business: (i) each defined benefit plan and defined contribution plan, stock option or ownership plan, executive compensation, bonus, incentive compensation or deferred compensation plan, (ii) vacation pay, medical, dental, disability or death benefit plan, (iii) each severance pay plan, (iv) any other employee benefit plan, program, arrangement, agreement or policy, and (v) pension benefits of the employees of the Business, in each case which is maintained or contributed to or by the Seller (such plans, contracts, agreements, arrangement, programs and policies being referred to herein as the "Benefit Plans").

                  (b) All contributions and other payments required to be made by the Seller, any subsidiary or any member of the Seller's group, to any of the Benefit Plans with respect to any period ending before or at or including the Effective Time have been made or reserves adequate for such contributions or other payments have been or shall be set aside therefor. Except as set forth in
Schedule 3.12 (b), the Benefit Plans are all fully funded ("afgefinancierd") as per the Effective Time.

                  3.13. Intellectual Property Assets

                  (a) The term "Intellectual Property Assets" means the intellectual property owned or licensed (as licensor or licensee) by the Seller relating to the Business (other than Excluded Assets) in which the Seller has a proprietary interest, set forth below:

                           (i) the trade names, registered trademarks
("Registered Marks") and unregistered trademarks, service marks and applications relating to the Business (collectively, "Marks") listed on Schedule 3.13(a)(i) to the Disclosure Letter;

                           (ii) the patents, patent applications and inventions
and discoveries that may be patentable relating to the Business (collectively, "Patents") listed on Schedule 3.13(a)(ii) to the Disclosure Letter;

                           (iii) the registered copyrights, if any, listed on
Schedule 3.13(a)(iii) to the Disclosure Letter and all unregistered copyrights in both published works and unpublished works relating to the Business (collectively, "Copyrights");

                           (iv) all rights in mask works, if any, relating to
the Business;

                           (v) all know-how, trade secrets, confidential or
proprietary information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints relating to the Business (collectively, "Trade Secrets");

                           (vi) the rights in the internet web sites and
internet domain names presently used by the Seller in connection with the Business listed on Schedule 3.13(a)(vi) to the Disclosure Letter (collectively "Net Names").

                  (b) Schedule 3.13(b) to the Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Seller, and the Seller has delivered to the Buyer accurate and complete copies, of all the Seller's contracts and agreements relating to the Intellectual Property Assets, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $ 10,000 under which the Seller is the licensee. There are no outstanding and, to the Seller's Knowledge, no threatened disputes or disagreements with respect to any such contract or agreement.

                  (c) (i) Except as set forth in Schedule 3.13(c)(i) to the Disclosure Letter, the Intellectual Property Assets are all those necessary for the operation of the Business in all material respects as it is currently conducted. The Seller is the owner or licensee of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all encumbrances, and has the right to transfer or use without payment to a third party all of the Intellectual Property Assets, other than as set forth in
Schedule 3.13(c)(i) to the Disclosure Letter.

                           (ii) Except as set forth in Schedule 3.13(c)(ii) to
the Disclosure Letter, all former and current employees of the Seller have executed written contracts or agreements with the Seller that assign to the Seller all rights to any inventions, improvements, discoveries or information relating to the Business.

                  (d) Except as set forth in Schedule 3.13(d) to the Disclosure
Letter:

                           (i) All of the issued Patents are currently in
compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and, to the Seller's Knowledge, enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

                           (ii) No Patent has been or is now involved in any
interference, reissue, reexamination, or opposition proceeding. To the Seller's Knowledge, there is no potentially interfering patent or patent application of any third party.

                           (iii) to the Seller's Knowledge no Patent is
infringed or has been challenged or threatened in any way and none of the products manufactured or sold, nor any process or know-how used, by the Seller infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                           (iv) All products made, offered for sale or sold
under the Patents have been marked with the proper patent notice.

                  (e) Except as forth in Schedule 3.13(e) to the Disclosure
Letter:

                           (i) All Registered Marks have been registered with
the relevant authorities, are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and, to the Seller's Knowledge, enforceable and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

                           (ii) No Registered Mark has been or is now involved
in any opposition, invalidation or cancellation proceeding and, to the Seller's Knowledge, no such action is threatened with respect to any of the Marks.

                           (iii) To the Seller's Knowledge, there is no
potentially interfering trademark or trademark application of any other Person.

                           (iv) To the Seller's Knowledge, no Registered Mark is
infringed or has been challenged or threatened in any way. None of the Marks used by the Seller infringes or to the Seller's Knowledge is alleged to infringe any trade name, trademark or service mark of any other Person.

                           (v) All products and materials containing a
Registered Mark bear the proper federal registration notice where permitted by law.

                  (f) Except as forth in Schedule 3.13(f) to the Disclosure
Letter:

                           (i) All of the registered Copyrights are currently in
compliance with formal legal requirements, are valid and, to the Seller's Knowledge, enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after Closing Date.

                           (ii) To the Seller's Knowledge no registered
Copyright is infringed or has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or, to the Seller's Knowledge', is alleged to infringe any copyright of any third party or is a derivative work based upon the work of any other Person.

                           (iii) All works encompassed by any registered
Copyrights have been marked with the proper copyright notice.

                  (g) With respect to each Trade Secret material to the Business, the documentation relating to such Trade Secret is current, accurate and reasonably sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                           (i) The Seller has taken reasonable precautions to
protect the secrecy, confidentiality and value of all Trade Secrets material to the Business (including the enforcement by the Seller of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements substantially in the Seller's standard form, and all current and former employees of the Seller have executed such an agreement).

                           (ii) The Seller has good title to and an absolute
right to use the Trade Secrets owned by it and the right to use such Trade Secrets licensed to it, subject to the terms of any licensing agreement. The Trade Secrets material to the Business, to the Seller's Knowledge, are not part of the public knowledge or literature and, to the Seller's Knowledge, have not been used, divulged or appropriated to the detriment of the Seller. No Trade Secret is subject to any adverse claim or has been challenged or, to the Seller's Knowledge, threatened in any way or infringes any intellectual property right of any other Person.

                  (h) Except as set forth in Schedule 3.13(h) to the Disclosure
Letter:

                           (i) The Net Names have been registered in the name of
the Seller and are in compliance with all formal legal requirements.

                           (ii) No Net Name has been or is now involved in any
dispute, opposition, invalidation or cancellation proceeding and, to the Seller's Knowledge, no such action is threatened with respect to any Net Name.

                           (iii) To the Seller's Knowledge, there is no domain
name application pending of any other Person which would or would potentially interfere with or infringe any Net Name.

                           (iv) To the Seller's Knowledge no Net Name is
infringed or has been challenged, interfered with, or to the Seller's Knowledge, threatened in any way. No Net Name infringes, interferes with or is alleged to interfere with or infringe the trademark, copyright or domain name of any other Person.

                  3.14. Computer Systems

                  Schedule 3.14 to the Disclosure Letter identifies (i) all of the software and computer databases (collectively, the "Computer Systems") that are material to the conduct of the Business by the Seller and used by the Seller in the conduct of its Business, (ii) whether such Computer Systems are owned or licensed by the Seller and, (iii) if licensed, the name of such licensor. The Seller has all legal right to use the Computer Systems as they are currently being used, except as set forth in Schedule 3.14 to the Disclosure Letter. The use of the Computer Systems owned by the Seller does not, and to the Seller's Knowledge the use of the Computer Systems licensed to the Seller does not infringe upon the rights of any other Person, nor has the Seller received any notice of a claim of such infringement. Except as set forth in Schedule 3.14 to the Disclosure Letter, there are no licenses, sublicenses or other agreements relating to the use of the Computer Systems by the Seller or third parties.

                  3.15. Insurance

                  The Seller will maintain for the period up to the Closing Date such property and casualty insurance policies in such amounts of coverage relating to the Business and related assets as are reasonably adequate with respect to all risks usually insured against in connection with the operation of businesses similar to the Business. As of the Closing Date the Buyer will be responsible for taking out its own insurance policies relating to the Business.

                  3.16. Licenses, Authorizations and Permits


                  The Seller has all licenses, authorizations and permits which are required to conduct the Business as now conducted and to use the other Purchased Assets, all of which are listed on Schedule 3.16 to the Disclosure Letter. The Seller is not in violation or default under any such license, authorization or permit. The Seller knows of no reason why any of the same should not be renewed upon expiration upon substantially the same terms as presently applicable.


                  3.17. Compliance with Law


                  The Seller has complied with all laws, ordinances, rules and regulations and any private limitations, restrictions, covenants or conditions relating to the Purchased Assets or the operation or conduct of the Business. The Seller is in full compliance with all health and safety laws, and price and wage control laws.

                  3.18. Employment of Officers, Employees and Consultants; Prior Conduct; Etc.

                           (a) Schedule 3.18 to the Disclosure Letter lists all
current employees of the Seller related to the Business as of the Effective Time, which list includes the base salary and job title of each such employee.


                           (b) There has been no "mass layoff" or as defined in
the Notification Collective Dismissal Act, with respect to the Business within the six months prior to the Closing Date.


                           (c) The Seller has not violated any provision of
state, local or foreign law or any governmental rule or regulation, or any order, ruling, decree, judgment or arbitration award of any court, arbitrator or any governmental, quasi-governmental or regulatory agency regarding the terms and conditions of employment of employees, former employees or prospective employees of the Business or other labor related matters relating to the Business, including, without limitation, laws, rules, regulations, orders, rulings, decrees, judgments and/or arbitration awards relating to discrimination, fair labor standards, occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees

                  3.19. No Unlawful Payments

                  Neither the Seller or to the Seller's Knowledge any director, officer or employee acting on behalf of the Seller in connection with the Business has used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to government officials or employees from corporate funds or established or maintained any unlawful or unrecorded funds.

                  3.20. No Commissions Due

                  The Seller has not entered into any contract with, or made any representations to, any Person, firm or corporation, including but not limited to any finder, agent, broker or investment banker, providing for any finder's or brokerage fee or other commission to be paid by the Seller or the Buyer in connection with or related to this Agreement or the transactions herein contemplated.

                  3.21. Customers and Vendors

                  Schedule 3.21 to the Disclosure Letter contains (a) a list of all current written and oral agreements with any customer of, or vendor to, the Business, including any arrangement for financing or assisting in the financing of such agreements, (b) a complete list of all of the customers of the Business who in the most recently completed full fiscal year and/or the first half of the current fiscal year accounted individually for more than 5% of the Seller's sales of products or services relating to the Business, and (c) a list of all vendors to the Seller who in the most recent full fiscal year and/or the first half of the current fiscal year accounted individually for more than 10% of the Seller's purchase of goods and/or services relating to the Business. The Seller's relationship with significant customers of and vendors to the Business is good, and to the Seller's Knowledge there is no intention of any such customer or vendor to terminate or modify any of such relationships.

                  3.22. No Untruths, Misstatements or Omissions

                  No representation or warranty by, or information furnished by the Seller contained in this Agreement or the Disclosure Letter contains or will contain any untrue statement or misstatement of a material fact or intentionally omits or will omit any statement of a material fact necessary to make the statements of fact contained herein or therein not misleading.

                  3.23. Subsidiaries and Affiliates

                  The Seller (a) has no legal or equitable interest in any other company, partnership or business enterprise that owns or operates any assets related to the Business; (b) has no contract or agreement for the purchase of a legal or equitable interest in any other corporation, partnership or business enterprise that would own or operate any assets related to the Business.

                  3.24. Solvency

                           (a) The Seller is not now insolvent and will not be
rendered insolvent by any of the transactions contemplated by this Agreement. As used in this section, "insolvent" means that the sum of the debts and other probable liabilities of the Seller exceeds the present fair saleable value of the Seller's assets.


                           (b) Immediately after giving effect to the
consummation of the transactions contemplated by this Agreement: (i) the Seller will be able to pay its liabilities as they become due in the usual course of its business; (ii) the Seller will not have unreasonably small capital with which to conduct its present or proposed business; (iii) the Seller will have assets (calculated at fair market value) that exceed its liabilities; and (iv) taking into account all pending and, to the Seller's Knowledge, threatened litigation, final judgments against the Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, the Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as when as all other obligations of the Seller. The cash available to the Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.


                  3.25. Environmental Matters


                           (a) Except as set forth in Schedule 3.25 to the
Disclosure Letter, the Seller is and always has been in compliance with all applicable Environmental Laws with respect to the Business which compliance includes, but is not limited to, the possession by the Seller of all Environmental Permits and other governmental authorizations and approvals required with respect to the Business under all Environmental Laws, and compliance with the terms and conditions thereof, and the proper handling and disposal of all Hazardous Materials.

                           (b) Except as set forth in Schedule 3.25, there is no
Environmental Claim related to the Business pending or to the Seller's Knowledge threatened against the Seller.

                           (c) Except as set forth in Schedule 3.25, there are
no past or present actions, activities, circumstances, conditions, events or incidents related to the Business, including, without limitation, the handling, manufacture, treatment, storage, use, generation, release, emission, discharge, presence or disposal of any Hazardous Materials related to the Business that could reasonably be expected to form the basis of any Environmental Claim related to the Business against the Seller.


                           (d) Without in any way limiting the generality of the
foregoing: except as set forth in Schedule 3.25, there is no asbestos contained in, on or forming part of any land, building, building component, equipment, structure or office space related to the Business and being transferred by Seller to Buyer (by deed, assignment of lease, sublease or otherwise) hereunder, which asbestos is friable, deteriorating or in need of removal or replacement for the purpose of protecting human health or the environment.


                           (e) Except as set forth in Schedule 3.25, the Seller
has not engaged in or permitted any release, discharge, dumping or disposal of any Hazardous Materials on, in, under or about any land, building, building component, equipment, structure or office space related to the Business and being transferred by Seller to Buyer (by deed, assignment of lease, sublease or otherwise) hereunder other than in compliance with applicable Environmental Laws.

                           (f) The sale of the Purchased Assets does not require
the advance notice to or prior approval, consent or permission of any authority or local agency, board, body or official pursuant to Environmental Law.


                           (g) The Seller has not formerly and does not now own,
control, or operate any above ground or below ground storage tanks for the storage of Hazardous Materials in or on any real property being transferred by the Seller to the Buyer (by deed, assignment of lease, sublease or otherwise) hereunder, or engage in any activity related to the Business which requires an Environmental Permit. Seller has delivered to the Buyer accurate and complete copies of all reports, audits or assessments ever received by the Seller related to the Business regarding Hazardous Materials in or on any real property being transferred by the Seller to the Buyer (by deed, assignment of lease, sublease or otherwise) hereunder, copies of which are included in Schedule 3.25(g) to the Disclosure Letter.

                           (h) For purposes of this Section 3.25 the following
terms shall have the meanings ascribed to them below:


                                    (i) "Environmental Claim" shall mean any
notice of violation, fines, penalties, action, claim, lien, demand, abatement or other writ, judgment, decree, suit, proceeding, injunction, or similar order or direction (conditional or otherwise) by any governmental or quasi-governmental authority or any Person for or relating to personal injury (including sickness, disease, or death), tangible or intangible property damage, damage to or other adverse effect on the environment (including natural resources), nuisance, pollution, or contamination, if resulting from or based upon (i) a Release of, or exposure to, any Hazardous Material in, into, or onto the environment (including without limitation the air, soil, surface water, or ground water) at, in, by, from, or related to any real property being transferred by the Seller to the Buyer (by deed, assignment of lease, sublease or otherwise); (ii) the environmental aspects of the transportation, storage, treatment, or disposal of Hazardous Materials generated by the Business; or (iii) the violation or alleged violation of any Environmental Laws or any order or Environmental Permits of or from any governmental authority relating to the Business at the real property being transferred by the Seller to the Buyer (by deed, assignment of lease, sublease or otherwise).

                                    (ii) "Environmental Law" shall mean any law
relating to protection of the environment or protecting public health and safety, including without limitation as such laws are amended or supplemented, and the regulations promulgated thereto, and any and all analogous state or local statutes, laws, regulations, standards, guidelines, requirements, orders, codes, ordinances and rules in effect prior to or at the Closing Date.

                                    (iii) "Environmental Lien" shall mean any
lien in favor of any governmental entity for Environmental Claims or Remedial Actions.

                                    (iv) "Environmental Permit" shall mean any
permit, approval, authorization, license variance, registration, or permission required under any Environmental Laws.

                                    (v) "Hazardous Materials" shall mean any
chemical, substance, material, or waste which is regulated by any Netherlands governmental authority, including without limitation (a) petroleum, petroleum products, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, flammable substances, explosives, and radioactive materials, (b) any other material or substance which is defined, now or at closing, as a "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," or "toxic substance" under any provision of Environmental Law, and (c) any other chemical, material, or substance, the exposure or presence of which is now or at closing prohibited, limited, or regulated by Environmental Law.

                  3.26. Assigned Contracts

                  The Seller has delivered to the Buyer or made available to the Buyer a true and complete copy of each of the written Assigned Contracts and all amendments thereto. All Assigned Contracts are in full force and effect. With respect to goods and services delivered by the Seller pursuant to the Assigned Contracts before the Closing, the Seller has performed its obligations under the Assigned Contracts and complied with all specifications thereto, and the Seller has not received any notice of default; nor is it in default; nor does any condition exist which with notice or the lapse of time, or both, will render the Seller in default, under any of the Assigned Contracts. All the Assigned Contracts are fully assignable to the Buyer, provided that the Assigned Contracts require the consent of the other party(ies) thereto. The Seller has no Knowledge that any party to any of such Assigned Contracts will not approve or consent to the assignment or novation of any of the Assigned Contracts or will otherwise prohibit or materially restrict the assignment or novation of any of the Assigned Contracts. To the Seller's Knowledge, the other parties to the Assigned Contracts to the Business are in compliance with all material terms and conditions of such Assigned Contracts. To the Seller's Knowledge, no party to an Assigned Contract has notified the Seller of its intention to terminate or materially change the nature of its transaction or relationship with the Seller or the Buyer under any such Assigned Contract.


                  3.27. [Intentionally Omitted]

                        [      ]

                  3.28. Product Warranty


                  Schedule 3.28 (i) to the Disclosure Letter sets forth an accurate, correct and complete statement of all written warranties and warranty policies, service agreements and maintenance agreements of the Seller related to the Business. No products heretofore manufactured, processed, assembled, distributed, sold, delivered, leased or serviced by the Seller in connection with the Business are now subject to any guarantee or warranty of the Seller, claim for product liability, or patent or other indemnity, other than those set forth in Schedule 3.28 (ii) to the Disclosure Letter. All warranties are in conformity with the labeling and other requirements of applicable laws. The product warranty and return experience of the Seller relating to the Business for the three (3) previous fiscal years and the first six months of the current fiscal year is set forth in Schedule 3.28 (iii) to the Disclosure Letter.

                  3.29. Product Liability

                  Schedule 3.29 to the Disclosure Letter sets forth an accurate, correct and complete list of all existing claims, liabilities, or obligations arising from, or alleged to arise from, any injury to person (including current and former employees) or property as a result of the manufacture, sale, ownership, possession, or use of any product of the Seller related to the Business manufactured, sold, assembled, distributed, transported or serviced prior to the date hereof. All such claims are or will be fully covered by the Seller's product liability insurance or otherwise provided for and the Seller or its insurance carriers shall satisfy and discharge all such claims. There have been no recalls of the Seller's products relating to the Business, and none are threatened or pending. No report of safety concerns has been filed by the Seller or is required to have been filed with respect to any products of the Seller related to the Business under any applicable law, rule, or regulation.


                  3.30. Contracts; No Defaults

                  (a) Schedule 3.30 to the Disclosure Letter together with
Schedule 1.2 (a) to the Disclosure Letter contains a list of the following contracts, agreements, etc. which is true, complete and correct in all material respects. Seller shall promptly provide the Buyer with a true and complete copy of such document or instrument upon request:

                           (i) Any and all leases of real property relating to
the Business to which the Seller is a party (as lessor or as lessee);

                           (ii) Any and all existing contracts and commitments
(including, without limitation, outstanding proposals to customers and customer orders, contracts for the purchase or sale of merchandise or services, mortgages, deeds of trust, indentures, loan agreements and credit agreements) relating to the Business or the Purchased Assets to which the Seller is a party which require further payments or have further obligations of a value in excess of $ 10,000;


                           (iii) any and all agreements of guarantee or
indemnification to which the Seller is a party relating to the Business or the Purchased Assets;

                           (iv) any and all agreements or commitments to which
the Seller is a party containing a covenant limiting or purporting to limit the freedom of the Seller to compete with any Person in any geographic area or engage in any line of business to the extent any such agreement or commitment might relate to or affect the Business or any of the Purchased Assets;

                           (v) any and all joint ventures, contracts or similar
arrangements to which the Seller is a party relating to the Business or the Purchased Assets which involve a sharing of profits with or future payments to other Persons;

                           (vi) any and all agreements or commitments to which
the Seller is a party relating to the Business or the Purchased Assets for the sale of any non-standard materials, products, services or supplies and the value of the undelivered balance of such materials, products or supplies exceeds $ 10,000;

                           (vii) any and all license agreements, permits,
distributorship agreements, dealer agreements, franchise agreements, manufacturer's representative agreements, sales agency agreements or other similar agreements or commitments to which the Seller is a party relating to the Business or the Purchased Assets;

                           (viii) any and all agreements or commitments for the
assignment, sale or other transfer by the Seller of any contract or lease (or right to payment thereunder) relating to the Business by which it leases materials, products or other property to or from a third party;

                           (ix) any and all agreements or commitments to which
the Seller is a party for the acquisition, construction or sale of fixed assets relating to the Business or the Purchased Assets which require further payments, or have further obligations, in excess of $ 10,000;

                           (x) any and all agreements or commitments to which
present or former employees of the Business and the Seller are parties;

                           (xi) any and all agreements or commitments for the
sale of any of the Purchased Assets or any other assets, properties or rights of the Seller relating to the Business which require further payments or have further obligations in excess of $10,000 or for the grant of any preferential rights to purchase any of the Purchased Assets or the assets, properties or rights of the Seller relating to the Business;

                  (b) The agreements, contracts, plans, leases, instruments, rights, registrations, applications, policies, permits, franchises, certificates, arrangements, licenses and commitments listed on Schedule 3.30 and
Schedule 1.2 (a) to the Disclosure Letter are collectively referred herein as the "Commitments". The Seller's representations and warranties contained in
Section 3.26 hereof relating to the Assigned Contracts shall also apply to the Commitments in the same manner as if they were recited herein. The Seller further represents and warrants:

                           (i) that all such Commitments which are oral are
truthfully and accurately described on Schedule 3.30 to the Disclosure Letter;
and

                           (ii) except as set forth in Schedule 3.30 to the
Disclosure Letter, to the Seller's Knowledge, no party to a Commitment has notified the Seller of its intention to terminate or materially change the nature of its transaction or relationship with the Seller or the Buyer under any such Commitment.

                  3.31. Labour law and positive advice works council

                  The Seller has at all times in all material aspects complied with (i) the labour laws including (but not limited to) the "Arbeidsomstandighedenwet" and the "Wet op de ondernemingsraden" or "WOR" and implementing regulations applicable to it from time to time and (ii) the applicable Collective Bargaining Agreements (Collectieve Arbeidsovereenkomsten). Save as set forth in Schedule 3.31 there are no agreements with any works council or other representative body of employees or with any employees of the Seller with respect to their collective representation. In particular the works council of the Seller has rendered an unqualified and irrevocable positive advice, in accordance with article 25 of the WOR, concerning the intended decision to enter into and execute this Agreement and any obligation hereunder.

                  3.32. No other Warranties

                  In connection with the transactions contemplated hereby, except as expressly set forth in this Section 3, the Seller make no representations or warranties whatsoever.



         4. Representations and Warranties of the Buyer

                  The Buyer hereby represents and warrants to the Seller and the Seller's Guarantor as follows:

                  4.1. Corporate Authorization

                  This Agreement and the Closing Documents to which the Buyer is a party and the consummation of the transaction contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of the Buyer and the Board of Directors or other governing body, and to the extent required, by the shareholders of the Buyer. This Agreement and the Closing Documents to which the Buyer and Seller are parties, when duly executed by the Buyer and delivered by all the parties hereto and thereto, as the case may be, will be the legal, valid and binding obligations of the Buyer. This provision shall be likewise applicable to the Buyer's Guarantor.

                  4.2. Due Incorporation

                  The Buyer is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder. This provision shall be likewise applicable to the Buyer's Guarantor.

                  4.3. Commissions

                  The Buyer has not entered into any contract with, or made any representation to, any Person, firm or corporation providing for any finder's or brokerage fee or other commission to be paid either by the Seller or the Buyer in connection with or related to this Agreement or the transactions herein contemplated. This provision shall be likewise applicable to the Buyer's Guarantor.

                  4.4. No Conflict

                  The execution, delivery and performance of this Agreement and the Closing Documents by the Buyer, with or without the giving of notice and/or the passage of time, will not: (a) violate any provision of law applicable to the Buyer; (b) conflict with, result in the breach or termination of any provision of, or constitute a default under the Buyer's articles of association or any indenture, mortgage, note, deed of trust, license, permit, lease, obligation or other agreement or instrument to which the Buyer is a party or by which the Buyer may be bound; (c) violate any order, ruling, writ, injunction or decree of any court, administrative agency or governmental body which violation would adversely affect the Buyer's ability to consummate the transactions contemplated hereby. This provision shall be likewise applicable to the Buyer's Guarantor.

                  4.5. Financial Condition

                  The Buyer' Guarantor has a written commitment from a financial institution to lend the funds necessary to enable the Buyer to consummate the transactions and perform the obligations contemplated by this Agreement.

                  4.6. Litigation

                  No action, suit, claim, investigation, administrative proceeding, arbitration or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the Buyer's knowledge, threatened against it which challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or otherwise could reasonably be expected to materially adversely affect the Buyer's ability to consummate the transactions and perform the obligations contemplated hereby. This provision shall be likewise applicable to the Buyer's Guarantor.

                  4.7. Investigation and Evaluation

                  The Buyer acknowledges that: (a) it is experienced in the operation of the type of business to be acquired by the Buyer from the Seller hereunder, (b) it and its representatives have been given the opportunity to examine all books, records and other information provided by the Seller with respect to the Business, the Purchased Assets and the Assumed Liabilities, (c) it has been given reasonable access to the Real Property, and (d) they are fully capable of evaluating the adequacy and accuracy of the information and material obtained by them in the course of such examinations. This provision shall be likewise applicable to the Buyer's Guarantor.

                  4.8. Forecasts and Projections

                  The Buyer acknowledges that there are uncertainties inherent in attempting to make projections and forecasts and render opinions, it is familiar with such uncertainties, and it recognizes that any projections, forecasts or opinions furnished to them by the Seller are subject to such uncertainties and that the actual results of the Business could differ materially from any results anticipated in such projections, forecasts and opinions. This provision shall be likewise applicable to the Buyer's Guarantor.



         5. Certain Covenants and Agreements

                  5.1. Information

                  The Buyer acknowledges that certain information furnished by the Seller in connection with the transactions contemplated by this Agreement is proprietary to the Seller and confidential and is and shall be subject to the terms of the Mutual Nondisclosure Agreement between the Seller's Guarantor and the Buyer's Guarantor dated 25 April 2001.

                  5.2. Conduct of Business by the Seller Pending the Closing
Date

                  The Seller hereby agrees that, prior to the Closing Date and except as otherwise consented to or approved by the Buyer in writing (which consent or approval shall not unreasonably be withheld), it will:

                           (a) use reasonable efforts to operate the Business
only in the usual, ordinary manner and, to the extent consistent with such operation, (i) preserve its present business organization intact; (ii) keep available the service of its present officers and employees; (iii) preserve its present relationships with Persons having business dealings with it in connection with the Business; and (iv) maintain in confidence all of the confidential relationships, rights and affairs relating to the Business, except to the extent shared solely with the Buyer as herein provided;

                           (b) maintain all of the properties relating to the
Business in satisfactory repair, order and condition and maintain insurance upon all of such properties and with respect to the conduct of the Business in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

                           (c) maintain the books, accounts and records of the
Business in accordance with generally accepted accounting principles in the usual and ordinary manner, on a basis consistent with prior years, and comply with all laws applicable to them and to the conduct of the Business and perform all of their obligations relating to the Business without default;

                           (d) make no modification or adverse change in any
existing right, license, lease, contract, obligation, indebtedness, commitment, agreement, permit, franchise, concession or certificate relating to the Business or any other document or understanding listed on Schedule 3.30 and make no sale or other disposition of any right or privilege relating to the Business accruing to them of a value in excess of $10,000;

                           (e) confer with the Buyer prior to implementing
operational decisions of a material nature related to the Business;

                           (f) otherwise report periodically to the Buyer
regarding the operations and finances of the Business;

                           (g) make no material changes in management personnel
of the Business without prior consultation with the Buyer;

                           (h) comply with all legal requirements and
contractual obligations applicable to the operations of the Business;

                           (i) cooperate with the Buyer and assist the Buyer in
identifying the governmental authorizations required by the Buyer to operate the Business from and after the Closing Date and in either transferring existing governmental authorizations of the Seller relating to the Business to the Buyer, where permissible, or obtaining new governmental authorizations for the Buyer;

                           (j) make no borrowing or mortgage or pledge of any of
the properties or assets relating to the Business or the Purchased Assets and no sale or other disposition of any of the properties, rights, privileges or other assets relating to the Business or the Purchased Assets, otherwise than in the Ordinary Course of Business;

                           (k) other than in the Ordinary Course of Business,
not contract for the purchase of any services, not acquire any machinery or equipment or other capital assets and not execute any new lease or renew any existing lease relating to the Business for a cost in excess of $10,000 ; and

                  in addition to the foregoing requirements of subsections (a) to (k), and without limiting their scope and effect the Seller shall use reasonable efforts not to take any action or refrain from taking any action which would result in a breach of any of its representations and warranties contained in this Agreement, and shall cooperate with the Buyer and use reasonable efforts to cause all of the conditions to the obligations of the parties hereunder to be satisfied on or prior to the Closing Date.

                  5.3. Third Party Consents; Compliance

                  The Seller and the Buyer shall use reasonable efforts to obtain any and all necessary consents for the assignment or transfer of the Assigned Contracts and any other note, contract, lease, license, or permit to be assigned or transferred hereunder and to perform their duties under such notes, contracts, leases, licenses, and permits without default.

                  5.4. Customers and Vendors

                  The Seller and the Buyer shall make a joint effort, at the request of the Buyer, to introduce the Buyer to the customers of the Seller.

                  5.5. Coordination as to VAT

                  The parties intend that a totality of assets or part thereof is transferred to Buyer on the Closing Date and that according to article 31 of the VAT Act ("Wet op de omzetbelasting 1968") the transfer is not subject to VAT.

                  5.6. [Intentionally Omitted]

                       [        ]

                  5.7. [Intentionally Omitted]

                       [        ]


                  5.8. Environmental Licence

                  The Seller shall indemnify and keep the Buyer harmless on a continuing basis for all reasonable costs and expenses which the Buyer may occur in connection with any objections the municipality of Raalte or any other party may raise against the notification relating to the "Besluit bouw- en houtbedrijven" from the Seller dated 14 August 2001, including any reasonable costs and expenses or other damages the Buyer may sustain in the event that such objections would result in the Buyer being required to obtain an environmental licence and/or any reasonable costs and expenses the Buyer may occur in making any reasonable adaptations to the Business in order to comply with the conditions of such required licence or in order to prevent such licence being required. The Buyer and the Seller shall discuss in good faith whether, if applicable, to elect to make reasonable adaptations to the Business in order to prevent a licence being required or to elect to apply for a licence. The aforementioned indemnification shall not apply to the extent that the Buyer would be required to obtain a licence as a result of changes made to the Business after the Closing Date or would be required to make any adaptations (in order to comply with the conditions of the required licence or in order to prevent such licence being required) as a result of changes made to the Business after the Closing Date.

                  5.9. Employment

                  The Seller shall indemnify and keep the Buyer harmless on a continuing basis for all costs and expenses (including the costs and fees of the legal counsel directed by the Seller as referred to below) relating to the employment and the termination of such employment of the employees set out in
Schedule 5.9. The Seller shall be primarily responsible for the termination of the employment (and as such be entitled to direct the legal counsel acting on behalf of the Seller and the Buyer in connection with the termination of the employment), taking into account the reasonable interests of the Buyer. The

Buyer shall not enter into any settlement with any of the employees without the express written consent of the Seller.

                  5.10. Collective Labour Agreement

                  The Seller shall indemnify and keep the Buyer harmless on a continuing basis for all costs and expenses which the Buyer may incur as a result of any of the provisions of the Collective Labour Agreement applicable to the Seller's employees (either as a result of their respective employment agreement or otherwise) not having been complied until the Closing Date.

                  5.11. Environmental Report

                  The Seller and the Buyer shall within 10 days after the Closing Date instruct Arcadis, or any comparable environmental surveyor (the "Surveyor"), to conduct an environmental survey of the Real Property in order to prepare an update of the environmental report from Heidemij dated 4 April 1997 (the "Updated Report"), the scope of which shall be reasonably acceptable to both the Seller and the Buyer. The Surveyor shall make available copies of the Updated Report to the Seller and the Buyer. The costs of the environmental survey and the Updated Report shall be shared equally between the Seller and the Buyer. In the event that the Updated Report provides for the advice to conduct a further environmental survey the Seller and the Buyer shall instruct the Surveyor to conduct such further survey and to prepare a further report thereon (the "Further Report"). In the event that the Updated Report or the Further Report indicates that any part of the Real Property may have been contaminated with any Hazardous Materials and the Buyer is required by the relevant governmental authority to clean-up the relevant part of the Real Property, then the Seller shall indemnify and keep the Buyer harmless on a continuing basis for all costs, expenses and damages incurred in performing such cleaning-up (to the extent such cleaning-up is required under the "state of the art" as it stands at the time of the Closing). The Buyer shall ensure that the Seller will have the opportunity to participate in any discussions regarding the cleaning-up and will appeal against any requirement for cleaning up imposed by the governmental authority, if so required by the Seller, and the Seller shall be entitled to elect the Person(s) who will perform the cleaning-up, provided that such Person(s) is (are) a reputable cleaning company(ies). The Buyer and the Seller will keep each other fully informed about the status of the cleaning-up. The cleaning-up shall take place in the most cost efficient manner as feasible and shall not go any further than to the minimum level as required by Environmental Law, under the "state of the art" as it stands at the time of the Closing. This provision shall not preclude the Buyer from claiming any further amounts from the Seller to the extent the Buyer would be entitled thereto under Section 3.25.

                  5.12. Transfer of Employees

                  The Seller and the Buyer acknowledge that upon the transfer of the Business to the Buyer as contemplated by this Agreement becoming effective the rights and obligations of the Seller's employees towards the Seller shall transfer to the Buyer by operation of law in accordance with Section 7:662 et seq. of the Netherlands Civil Code.

         6. [Intentionally Omitted]

            [     ]


         7. Condition Precedent to the Obligations of the Buyer and the Seller

         The obligations of the Buyer and the Seller to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing of the condition that the Other Purchase Agreements shall have been executed and delivered and the transactions contemplated thereby shall have closed or shall be closed simultaneously with the transaction which is the subject of this Agreement.


         8. Survival of Representations and Warranties; Indemnification; Etc.

                  8.1. Survival

                           (a) All representations and warranties respectively
made by the Seller and the Buyer in this Agreement, including without limitation, all representations and warranties made herein or in any Exhibit or Schedule hereto or to the Disclosure Letter or in the Closing Documents shall survive the Closing until the last day of the twenty-first (21) full month, excluding partial months, following the Closing Date, provided, however, that any claims arising in connection with a breach of any of the representations and warranties contained in Section 3.12 (Employee Benefits), Section 3.18 (Employment), Section 3.20 (Commissions), Section 3.24 (Solvency), Section 3.25 (Environmental Matters) and 3.29 (Product Liability) shall survive until the date of expiration of the relevant statutory period of limitation applicable to such claim and any extensions thereof; provided, further, that any claims with respect to any matter described in (i) Section 3.1 and 4.1 (Organization),
Section 3.6 (Title) or Section 3.3 (Authorization), Section 4.1 (Corporate Authorisation) and Section 4.2 (Due Incorporation) shall survive indefinitely and (ii) the representations and warranties in Section 3.28 (Product Warranty) shall survive for the period set forth in Section 9.4 hereof (collectively, as applicable, the "Survival Date").

                           (b) All covenants and agreements respectively made by
the Seller and the Buyer in this Agreement to be performed after the Closing Date shall survive the Closing, and will remain in full force and effect thereafter until (i) in the case of all covenants and agreements that have specified terms or periods, until the expiration of the terms or periods specified therein; and (ii) in case of all other covenants and agreements that do not have specified terms or periods, until the fulfillment thereof.

                           (c) Notwithstanding the foregoing, any
representation, warranty, or agreement as to which a bona fide claim for indemnification has been asserted in accordance with Section 8.2 or 8.3 hereof prior to the Survival Date set forth in Section 8.1(a) hereof will (with respect to such claim) survive, and such claim may be pursued, beyond the expiration of such Survival Date until such claim is resolved by arbitration or by settlement. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, agreements and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation and warranty (as modified by the Disclosure Letter and schedules thereto at the time of the execution of this Agreement), covenant, or obligation. The waiver of any condition of Closing based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not, unless otherwise agreed to in writing by both parties, affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

                  8.2. Seller's Agreement to Indemnify

                  The Seller hereby agrees to indemnify and save the Buyer, and its shareholders, officers and directors (each a "Buyer Indemnified Party") harmless from or against any and all damages, losses, obligations, settlement payments pursuant to Section 8.7 hereof, liabilities, claims, actions or causes of action, encumbrances, costs, and expenses (including all reasonable attorney's fees, interest and penalties) (collectively, "Losses") suffered, sustained, reasonably incurred or required to be paid by a Buyer Indemnified Party resulting from each of the following:

                           (a) the untruth, inaccuracy or breach or
nonfulfillment of any representation, warranty, covenant or agreement of the Seller contained in this Agreement, the Closing Documents or in any Exhibit or Schedule hereto or to the Disclosure Letter. No materiality or Seller's Knowledge qualification contained in the foregoing documents delivered hereunder shall be taken into account in determining the aggregate amount of the Buyer Indemnified Parties' Losses, except for the Seller's Knowledge qualifications set forth in Sections 3.8 (Litigation), 3.13(d), (e), (f), (g) and (h) (Intellectual Property Assets), 3.14 (Computer Systems), 3.21 (Customers and Vendors), 3.24(b)(iv) (Solvency), 3.25(b) (Environmental), 3.26 (Assigned Contracts) and 3.30(b) (Commitments);

                           (b) the assertion against a Buyer Indemnified Party,
or the Purchased Assets of any liability or obligation of the Seller or its affiliates, shareholders, officers and directors not expressly assumed by the Buyer pursuant to this Agreement, (whether or not disclosed to the Buyer), including but not limited to the Excluded Liabilities under Section 1.5 hereof;

                           (c) except as otherwise specifically provided in
Sections 9.4, 9.5 and 9.6 hereof, any product or component thereof manufactured by or shipped, or any services provided by the Seller, in whole or in part, prior to the Closing Date.

                  8.3. Buyer's Agreement to Indemnify

                  The Buyer hereby agrees to indemnify and save the Seller, its affiliates, shareholders, officers and directors (a "Seller Indemnified Party") harmless from or against any and all Losses suffered, sustained, reasonably incurred or required to be paid by a Seller Indemnified Party resulting from or relating to each of the following:

                           (a) the untruth, inaccuracy or breach or
nonfulfillment of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement, the Closing Documents or in any Exhibit or Schedule hereto;

                           (b) any failure to satisfy any obligation or
liability for any Assumed Liabilities;

                           (c) any liabilities or obligations arising out of the
operation of the Business or the use of the Purchased Assets by the Buyer after the Effective Time (except for those liabilities or obligations of the Seller otherwise set forth in this Agreement);

                  8.4. Indemnification Procedures

                           (a) No claim for indemnification shall be made
against the Buyer under this Agreement after the Survival Date unless prior to the Survival Date a Seller Indemnified Party shall have given written notice of such claim for indemnification. No claim for indemnification shall be made against the Seller under this Agreement after the Survival Date, unless prior to such date a Buyer Indemnified Party shall have given written notice of such claim for indemnification. Notwithstanding the foregoing, any representation, warranty, or agreement made by the Seller or the Buyer as to which a bona fide claim for indemnification has been asserted in accordance with Section 8 hereof (including the preceding sentences of this subsection (a)) during the applicable survival period set forth in Section 8.1 hereof will (with respect to such claim) survive, and such claim may be pursued, beyond the expiration of such survival period until such claim is resolved by arbitration or by settlement.

                           (b) If an indemnitee becomes aware of any matter that
it believes is indemnifiable pursuant to Section 8.2 or 8.3 hereof (irrespective of the Basket provided for in Section 8.5 hereof) and such matter involves: (i) any claim made against the indemnitee by any Person other than a Buyer Indemnified Party or a Seller Indemnified Party; or (ii) the commencement of any action, suit, investigation, arbitration, or similar proceeding against the indemnitee by any Person other than a Buyer Indemnified Party or a Seller Indemnified Party, the indemnitee will give the indemnifying party prompt written notice of such claim or the commencement of such action, suit, investigation, arbitration, or similar proceeding. Such notice will: (i) provide (with reasonable specificity) the basis on which indemnification is being asserted; (ii) set forth the actual or estimated amount of damages for which indemnification is being asserted, if known; and (iii) be accompanied by copies of all relevant pleadings, demands, and other papers served on the indemnitee. The failure to provide the notice promptly will not relieve the indemnifying party of its obligations under this Section 8 except to the extent of any damages that would not have been incurred if the notice had been given promptly.

                           (c) If an indemnitee becomes aware of any matter that
it believes is indemnifiable pursuant to Section 8.2 or 8.3 hereof (irrespective of the Basket provided for in Section 8.5 hereof) and such matter involves a claim or proceeding made by any Buyer Indemnified Party or Seller Indemnified Party against the indemnitee, the indemnitee will give the indemnifying party prompt written notice of such claim. Such notice will: (i) provide (with reasonable specificity) the bases for which indemnification is being asserted; and (ii) set forth the actual or estimated amount of damages for which indemnification is being asserted. The failure to provide the notice promptly will not relieve the indemnifying party of its obligations under this Section 8 except to the extent any damages that would not have been incurred if the notice had been given promptly. The indemnifying party will have a period of 30 days after the delivery of each notice required by this Section 8.4 during which to respond to such notice. If the indemnifying party accepts (in writing) full responsibility for the claim described in such notice, the actual or estimated amount of damages reflected in such notice will be conclusively deemed a liability that the indemnifying party owes, and, subject to Section 8.5, will pay (in cash) within ten (10) days, to the indemnitee. If the indemnifying party has disputed such claim or does not respond within such 30-day period, the indemnifying party and the indemnitee agree to proceed in good faith to negotiate a resolution of such dispute. If all such disputes are not resolved through negotiations within 30 days after such negotiations begin, the indemnifying party and the indemnitee shall resolve such disputes through arbitration.

                           (d) The indemnifying party will have a period of 30
days after the delivery of each notice required by Section 8.4(b) hereof during which to respond to such notice. If the indemnifying party elects to defend the claim described in such notice or does not respond within such 30-day period, the indemnifying party will be obligated to settle or defend such claim, at its own expense and by counsel chosen by the indemnifying party and reasonably satisfactory to the indemnitee. The indemnitee will cooperate fully with the indemnifying party and counsel for the indemnifying party in the defense against any such claim, and the indemnitee will have the right to participate at its own expense in the defense of any such claim. If the indemnifying party responds within such 30-day period and elects not to defend such claim, the indemnitee will be free to settle in good faith or defend (and control the defense of) such claim. The indemnitee's settlement in good faith or defense will not relieve the indemnifying party of its obligations under this Section 8.

                  8.5. Basket and Limitations

                           (a) The Seller shall have no liability (for
indemnification or otherwise) with respect to claims under Section 8.2(a) and the equivalent provisions to Section 8.2(a) hereof contained in the Other Purchase Agreements (each, an "Indemnity Provision") until the aggregate amount of a Buyer Indemnified Parties' Losses with respect to such matters exceeds three hundred thirty thousand dollars ($ 330,000) (the "Basket"). No materiality or Seller's Knowledge qualification contained in Section 3 shall be taken into account in determining the aggregate amount of the Buyer Indemnified Parties' Losses, except for the Seller's Knowledge qualifications set forth in Sections
3.8 (Litigation), 3.13(d), (e), (f), (g) and (h) (Intellectual Property Assets),
3.14 (Computer Systems), 3.21 (Customers and Vendors), 3.24(b)(iv) (Solvency), 3.25(b) (Environmental), 3.26 (Assigned Contracts) and 3.30(b) (Commitments). In the event the aggregate amount of such losses exceeds the Basket, then the Seller shall indemnify the Buyer with respect to the aggregate amount of such Losses but only to the extent that they exceed two hundred thousand dollars ($ 200,000). Notwithstanding the foregoing, this Section 8.5 will not apply to (i) claims or matters arising in respect of Sections 3.1 (Organization), 3.3 (Authorization), 3.6 (Title), 3.12 (Employee Benefits), 3.18 (Employment), 3.20 (Commissions), 3.24 (Solvency), 3.25 (Environmental Matters), 3.28 (Product Warranty) or 3.29 (Product Liability) or (ii) any fraud or intentional breach by the Seller of any covenant or obligation, and the Seller will be liable for all Losses with respect to such claims, matters, breaches or acts.

                           (b) The amount of Losses subject to indemnification
under this Article 8 shall be reduced (but not below zero) by any insurance proceeds (net of reasonable expenses and other costs in obtaining such proceeds) which the indemnified party under this Agreement shall receive or otherwise enjoy with respect to the event that triggered the losses.

                           (c) The aggregate liability of the Seller for Losses
under the Indemnity Provisions shall not exceed nine million nine hundred thousand dollars ($9,900,000). No materiality or Seller's Knowledge qualification contained in Section 3 shall be taken into account in determining the aggregate liability of the Seller for Losses under Section 8.2(a), except for the Seller's Knowledge qualifications set forth in Sections 3.8 (Litigation), 3.13(d), (e), (f) and (g) (Intellectual Property Assets), 3.14 (Computer Systems), 3.21 (Customers and Vendors), 3.24(b)(iv) (Solvency), 3.25(b) (Environmental), 3.26 (Assigned Contracts) and 3.30(b) (Commitments). Notwithstanding the foregoing, this Section 8.5 will not apply to (i) claims or matters arising in respect of Sections 3.1 (Organization), 3.3 (Authorization),
3.6 (Title), 3.12 (Employee Benefits), 3.18 (Employment), 3.20 (Commissions),
3.24 (Solvency), 3.25 (Environmental Matters), 3.28 (Product Warranty) or 3.29 (Product Liability) or (ii) any fraud or intentional breach by any Seller of any covenant or obligation, and the Seller will be liable for all Losses with respect to such claims, matters, breaches or acts.

                           (d) Notwithstanding any other provision of this
Agreement or of any of the Other Purchase Agreements, indemnified Losses recoverable with respect to any particular event, circumstance, state of facts, action or inaction pursuant to any of the Indemnity Provisions shall be reduced, dollar-for-dollar, by amounts actually paid with respect to such event, circumstance, state of facts, action or inaction to the Buyer, the Buyer's Guarantor or any of its affiliates pursuant to the Indemnity Provisions of any of the Other Purchase Agreements, it being the intent of this sentence to avoid possible double recovery of Losses by the Buyer, the Buyer's Guarantor and its affiliates.

                  8.6. Exclusive Remedy

                  Except as set forth in this Section 8.6, from and after the Closing, the sole and exclusive remedy of the parties hereto with respect to any and all claims relating to or arising out of this Agreement shall be the indemnification provisions set forth in this Section 8. With respect to (i) fraud claims, (ii) a breach of the covenants set forth in Section 5.6, or (iii) a breach of the covenants set forth in Section 9, the remedies set forth in this
Section 8 are cumulative and shall not be construed to restrict or otherwise affect any other rights or remedies that may be available to the indemnified party under any agreement, pursuant to law or otherwise. Notwithstanding the foregoing, nothing herein shall prevent any party from terminating this Agreement in accordance with Section 10.

                  8.7. Indemnification Payments

                  The Seller and the Buyer agree that any payment required to be made under Section 8 will be paid within ten days after request or settlement between the parties or final resolution through arbitration.

                  8.8. Right of Set-Off

                  Upon written notice to the Seller or the Buyer, as applicable, specifying in reasonable detail the basis for such a bona fide indemnification claim in accordance with Section 8.4 hereof, the claiming party may set-off the amount of the claim against sums due from the claiming party to the other party. Any disputed claim that is not resolved through negotiations between the parties shall be submitted to arbitration in accordance with Section 12.12 of this Agreement.


         9. Additional Covenants

                  9.1. Covenants Regarding Post-Closing Activities

                           (a) For a period of three years following the Closing
Date, the Seller covenants and agrees that the Seller will not, within the geographic area in which the Seller conducted Business active up until the Closing, directly or indirectly, whether as principal or as agent, consultant or otherwise, alone or in association with any other Person, firm, corporation or other business organization, carry on, or be engaged, concerned or take part in, or render Buyer Competitive Business services relating to the Business or own any interest or share in the earnings of or invest in the stock, bonds or other securities of, any Person, firm, corporation or other business organization which is in a Competitive Business. "Buyer Competitive Business" shall mean the graphics products business being sold by Seller and their affiliates to Buyer or its affiliates pursuant to this Agreement or other purchase agreements being entered into concurrently herewith as described in Schedule 1.1 hereto. Nothing herein contained, however, shall be deemed to prohibit the Seller from (i) owning stock in public companies in pursuance of a passive investment program so long as it does not become a "participation" thereof, as such term is defined in the 2:24(c) Dutch Civil Code; (ii) engaging in any businesses being retained by the Seller or its affiliates, as set forth in Schedule 1.1 hereto; and (iii) being acquired by any entity which is to any degree engaged in a Buyer Competitive Business.

                           (b) For a period of three years following the Closing
Date, the Seller shall not, for whatever reason, whether for its own account or for the account of any other Person, firm, corporation or other business organization, solicit, sell to or accept business relating to a Buyer Competitive Business from any Existing Customer (as hereinafter defined) or any "Active Prospect" (as hereinafter defined) of the Business as conducted by the Seller or the Buyer. "Active Prospect" shall mean a potential customer which actually has been solicited by the Seller in connection with the Business or the Buyer at the later of the Closing Date or one which at such time holds, but has not accepted, a proposal prepared by the Seller or the Buyer. "Existing Customer" shall mean any customer of the Seller in connection with the Business or the Buyer at the later of the Closing Date, such customers to include, without limiting the foregoing, those customers of the Seller as of the Closing as listed in Schedule 3.21 hereto.

                           (c) For a period of three years following the Closing
Date, the Seller shall not, for whatever reason, whether for its own account or for the account of any other Person, firm, corporation or other business organization (i) solicit, induce or attempt to solicit or induce any customer, supplier, licensee or other business relation of the Business to cease doing business with the Business or the Buyer or its affiliates; (ii) intentionally interfere in any way with the contracts between the Buyer or the Parent and any customer, supplier, licensee or other business relation of the Business; (iii) hire or participate in any solicitation or attempt to solicit or hire any Person who was an employee of the Seller or any of its affiliates as of the Closing Date or within the six-month period prior thereto while such Person is an employee of the Buyer or its affiliates or for six (6) months after the termination of the employment of such Person; or (iv) disparage, deprecate, or make any negative comment with respect to the Business or the Buyer or its businesses, operations, or properties.

                           (d) The Seller recognizes that by reason of such
Seller's ownership of and/or operation of the Business, the Seller may have acquired Confidential Information and trade secrets concerning the operation of the Business, the use or disclosure of which could cause the Buyer or the Business substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, in consideration for the payment of the Purchase Price, which is recognized as adequate by the Seller, the Seller covenants and agrees with the Buyer that the Seller will not at any time, except in performance of the Seller's obligations, if any, to the Buyer or with the prior written consent of the Buyer, directly or indirectly, disclose any Confidential Information that the Seller has acquired or may acquire, or use such information in a manner detrimental to the interests of Buyer or the Business, unless (i) such information becomes known to the public generally through no fault of the Seller, (ii) disclosure of such information is required by law, or (iii) the Seller reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the Seller; provided, however, that prior to disclosing any information pursuant to this Section, the Seller shall give prior written notice of such proposed disclosure to the Buyer, provide the Buyer with the reasonable opportunity to contest such disclosure, and shall reasonably cooperate with all efforts to prevent such disclosure. The term Confidential Information means information of a material nature not previously disclosed to the public by the management of the Seller or of the Business with respect to the products, facilities, intellectual property (including, without limitation, methods and trade secrets), software, source code, systems, procedures, manuals, reports, price lists, customer lists, financial information, business plans, prospects, or opportunities of the Seller or any of its affiliates related to the Business.

                           (e) If any court of competent jurisdiction shall
determine that the covenants and agreements contained in this Section 9 are unenforceable as to any portion of the geographical area defined or as to the duration of time stated, it may determine the rights of the parties hereunder on the balance of said geographical area or the balance of such time duration which said court determines to be just and equitable under the circumstances.

                           (f) The Seller acknowledges that the Buyer has relied
upon the covenants contained in this Section 9.1 and that said covenants are conditions to the Buyer's willingness to enter into and perform its obligations under this Agreement.

                           (g) The parties agree that the Buyer would be
irreparably harmed if the Seller does not comply with all of its obligations under this Section 9.1 and that money damages alone will not be sufficient to compensate the Buyer for such breach. Accordingly, the parties agree that Buyer shall be entitled to obtain an injunction against the continuation of any breach of this Section 9.1 without the necessity of showing money damages.

                  9.2. [Intentionally Omitted]

                       [           ]

                  9.3. Payments Received

                           (a) Except as otherwise may be provided in this
Agreement or the Closing Documents the Seller shall promptly remit to the Buyer on a weekly basis all monies received by the Seller in respect of (a) performance from and after the Effective Time under the contracts included among the Purchased Assets or (b) any Account Receivable or any other account or note receivable relating to the Business and arising or generated on or after the Effective Time.

                           (b) The Buyer shall promptly remit to the Seller on a
weekly basis all monies due to Seller under this Agreement or the other Closing Documents in accordance with the terms of this Agreement and such Closing Documents.

                  9.4. Customer Rebates and Warranty Claims

                           (a) The Seller agrees to reimburse the Buyer on a
euro for euro basis for any customer rebates authorized by the Seller prior to the Effective Time and incurred by the Buyer on or after the Effective Time but only with respect to invoices for sales of equipment, products and services relating to the Business by the Seller dated prior to the Effective Time (the "Customer Rebate Costs"). Any and all customer rebates with respect to invoices for sales dated on or after the Effective Time shall be the sole responsibility of the Buyer whether or not such customer rebates were authorized by the Seller.

                           (b) The Seller agrees to reimburse the Buyer on a
euro for euro basis for costs of fulfilling bona fide warranty obligations for equipment ("Equipment Warranty Costs") and consumable products ("Consumable Products Warranty Costs") of the Business manufactured prior to the Effective Time, whether or not sold by the Seller prior to the Effective Time, provided that: (i) in the case of equipment, the warranty claim is made by the customer not later than one (1) year following its original date of purchase by the customer and in any event no later than four (4) years after the Effective Time; and (ii) in the case of consumable products, the warranty claim is made by the customer not later than one (1) year following its original date of purchase and in any event not later than four (4) years after the Effective Time. Notwithstanding the foregoing, the Seller shall have no obligation to reimburse the Buyer for costs of warranty obligations with respect to any consumable products sold by the after the Effective Time if such consumables were more than three (3) years old at the time of such sale by the Buyer. The reimbursement of Equipment Warranty Costs and Consumable Products Warranty Costs shall be subject to the following additional terms set forth below:

                                    (i) In the case of Equipment Warranty Costs,
the Seller shall reimburse the Buyer for the costs of repair or replacement of the equipment including labor, spare parts, and reasonable expenses in connection with travel and third-party services. Equipment Warranty Costs arising out of the replacement of equipment or a discount on the price of equipment may be incurred by the Buyer in its sole, good faith discretion up to an amount of $ 10,000 for any single warranty claim. The Buyer shall consult with the Seller with respect to the satisfaction of any equipment warranty claim in excess of $ 10,000.

                                    (ii) In the case of Consumable Products
Warranty Costs arising out of the replacement of such products or a discount on the price of such products, the Buyer may incur such costs in its sole, good faith discretion up to an amount of $5,000 for any single warranty claim. The Buyer shall consult with the Seller prior to the satisfaction of any consumable products warranty claim in excess of $ 5,000.

                           (c) The reimbursement procedures for Customer Rebate
Costs, Equipment Warranty Costs and Consumable Products Costs shall be as follows:

                                    (i) Not later than thirty (30) days
following the end of each fiscal quarter after the Closing Date, the Buyer shall deliver a statement setting forth the customer rebates and the warranty claims (both for equipment and consumable products) and the Euro amounts of each (each a "Customer Rebate and Warranty Claims Statement"). The Buyer shall make available to the Seller the records or back-up or related materials used in preparing the Customer Rebate and Warranty Claims Statements at reasonable times and upon reasonable notice for inspection and photocopying within five (5) days of the request therefor by the Seller.

                                    (ii) Any reimbursement required under this
Section 9.4 shall be due and payable to the Buyer by the Seller within twenty
(20) days of the Buyer's delivery of a Customer Rebate and Warranty Claims Statement.

                  9.5. Non-warranty Product Returns

                           (a) The Seller agrees to reimburse the Buyer for
costs of Non-warranty Returns by customers of products of the Business occurring after the Effective Time that were authorized by the Seller prior to the Effective Time.

                           (b) The Buyer agrees to reimburse the Seller if and
to the extent that the Buyer's acceptance of any Non-warranty Returns from customers of products of the Business occurring after the Effective Time and not authorized by the Seller should result in any charge back to or claim against the Seller by the customer returning such products.

                           (c) As used in this Section 9.5, a "Non-warranty
Return" shall mean any return of products other than a warranty return.

                           (d) The Seller, on the one hand, and the Buyer on the
other, shall make available to the other party the records or back-up or related materials used by such party in determining the reimbursement obligations of the other party arising out of this Section 9.5 at reasonable times and upon reasonable notice for inspection and photocopying within five (5) days of the request therefor by the Seller.

                  9.6. AquaSeal Warranty

                           (a) The Seller agrees to reimburse the Buyer on a
dollar for dollar basis for all costs of fulfilling good faith warranty obligations for "Integrated Graphic Protection System" products sold prior to the Closing Date provided that the warranty claim is made by the customer within the applicable period provided by the Seller's Integrated Graphic Protection System Material Replacement Warranty (generally sixty (60) months after the application of the AquaSEAL product.) The obligation of the Seller shall apply to all costs reasonably incurred by the Buyer whether arising out of the SEAL brand AquaSEAL brand liquid lamination products, inks, substrate or any other product or cause covered by such warranty and irrespective of whether the warranty claim is attributable to the products, services, actions or inaction of the Seller, The Valspar Corporation, Vutek, Forbo-Stamoid, Mehler Haku GMBH, or any other business entity.

                           (b) Any reimbursement required under this section 9.6
shall be due and payable to the Buyer by the Seller within twenty (20) days of the Buyer's delivery of a statement setting forth in reasonable detail the amount of the warranty claim.

                           (c) The Buyer shall promptly notify the Seller of its
receipt of any such warranty claim. Further, the Buyer shall make available to the Seller the records or back-up or related materials used by the Buyer in determining the Seller's reimbursement obligations arising out of the warranty obligations pursuant to subsection (a) hereof at reasonable times and upon reasonable notice for inspection and photocopying within five (5) days of the request therefor by the Seller.

                  9.7. [Intentionally Omitted]

                       [        ]

                  9.8. Removing Excluded Assets

                  On or before the Closing Date (or at such later date as the parties may agree), the Seller shall remove all Excluded Assets from all facilities to be occupied by the Buyer and shall vacate such Facilities and Real Property. Such removal and evacuation shall be done in such manner as to avoid any damage to the Facilities and other properties to be occupied by the Buyer and any material disruption of the business operations to be conducted by Buyer after the Closing. Any damage to the Purchased Assets or to the facilities resulting from such removal and evacuation shall be paid by the Seller. Should the Seller fail to remove the Excluded Assets as required by this Section, the Buyer shall have the right, but not the obligation, (a) to remove the Excluded Assets at the Seller's sole cost and expense; (b) to store the Excluded Assets and to charge the Seller all storage costs associated therewith; (c) to treat the Excluded Assets as unclaimed and to proceed to dispose of the same under the laws governing unclaimed property; or (d) to exercise any other right or remedy conferred by this Agreement. The Seller shall promptly reimburse the Buyer for all costs and expenses reasonably incurred by the Buyer in connection with any Excluded Assets not removed by the Seller on or before the Closing Date or other agreed upon date.

                  9.9. [Intentionally Omitted]

                       [           ]

                  9.10. Retention of and Access to Records

                           (a) After the Closing Date, the Buyer shall retain
for a period of seven (7) years those records of the Seller delivered to the Buyer. The Buyer also shall provide the Seller and its representatives reasonable access thereto, during normal business hours and on at least three days' prior written notice, to enable them to prepare financial statements or tax returns or deal with tax audits. Before destroying any of the aforementioned records of the Seller, the Buyer shall first make a written offer of such records to the Seller's Guarantor. If the Seller's Guarantor does not respond to such written offer within thirty (30) days of receipt of such notice, the Buyer shall have no further obligations to the Seller with respect to such records.

                           (b) After the Closing Date, the Seller shall retain
for a period of seven (7) years those records of the Seller relating to the Business that are Excluded Assets. The Seller shall also provide the Buyer and its representatives reasonable access to records relating to the Business that are Excluded Assets, during normal business hours and on at least three days' prior written notice, for any reasonable business purpose specified by the Buyer in such notice. Before destroying any of the aforementioned records relating to the Business that are Excluded Assets, the Seller shall first make a written offer of such records to the Buyer. If the Buyer does not respond to such written offer within thirty (30) days of receipt of such notice, the Seller shall have no further obligations to the Buyer with respect to such records.

                  9.11. Change of Corporate Names

                           (a) The Seller procure that within twenty five (25)
days after the Closing Date all actions shall be taken necessary to remove the words "Graphics" and "Peak" from any of the Seller's corporate names.



         10. Termination, Waiver and Amendment

                  10.1. Termination Provisions

                           (a) This Agreement may be terminated at any time
prior to the Closing by mutual consent of the Seller and the Buyer.

                           (b) At any time prior to the Closing, the Buyer may
act alone to terminate the Agreement in the form of a written notice to the Seller, (i) if there is or shall be any material misrepresentation, error, misstatement or omission in or material breach of any representation or warranty by the Seller pursuant to this Agreement, the Closing Documents and any other document and instrument required to be delivered herewith (ii) if the Seller, in a materially adverse respect, shall breach any covenant in this Agreement, or
(iii) if there shall be a failure of any of the conditions to which the Buyer's obligations are subject under this Agreement.

                           (c) At any time prior to the Closing, the Seller may
act alone to terminate the Agreement in the form of a written notice to the Buyer (i) if there is or shall be any material misrepresentation, error, misstatement or omission in or material breach of any representation or warranty by the Buyer pursuant to this Agreement, the Closing Documents and any other document and instrument required to be delivered herewith, (ii) if the Buyer, in a materially adverse respect, shall breach any covenant in this Agreement, or
(iii) if there shall be a failure of any of the conditions to which Seller's obligations are subject under this Agreement.

                           (d) This Agreement may be terminated by either the
Buyer or the Seller if the Closing has not occurred by the close of business on 12 October 2001.

                           (e) The Seller and the Seller's Guarantor on the one
side and the Buyer and the Buyer's Guarantor on the other side hereby explicitly waive their rights under Sections 6:265 et seq. of the Dutch Civil Code (Burgerlijk Wetboek) to rescind (and to claim rescission of) this Agreement and the Bill and the agreements and transactions contemplated hereby, except as provided at (a), (b), (c) or (d) above.

                  10.2. Effect of Termination

(a) In the event of termination of this Agreement pursuant to Section 10.1(a), this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers, or shareholders.

(b) Termination of this Agreement pursuant to Sections 10.1(b), (c) or (d) shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party for breach of this Agreement.

                  10.3. Amendment

                  The parties hereto may amend, modify or supplement this Agreement in such manner as may be agreed upon by them exclusively in writing, including this clause, at any time.

                  10.4. Waiver

                  Any party may waive in writing the performance of any covenant or the fulfillment of any condition of this Agreement. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same.



         11. Guarantors

                  11.1. Seller's Guarantor

                  The Seller's Guarantor shall irrevocably and unconditionally be jointly and severally liable for the obligations of the Seller under this Agreement and the Bill.

                  11.2. Buyer's Guarantor

                  The Buyer's Guarantor shall irrevocably and unconditionally be jointly and severally liable for the obligations of the Buyer under this Agreement and the Bill.



         12. Miscellaneous

                  12.1. Expenses

                  The Buyer and the Seller shall pay the fees and expenses of their respective counsel, accountants and other experts representing them as well as all other expenses incurred by such parties incident to the negotiation and consummation of the transactions contemplated hereby.

                  12.2. Notices

                  All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, delivery changes prepaid, or three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or one business day after being sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at their respective addresses stated below. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new address to the other parties in accordance with this Section 12.2, except that any such change of address notice shall not be effective unless and until received.

                  If to the Seller:
                  -----------------

                  Hunt Graphics Europe B.V.

                  p/o Hunt Corporation

                  One Commerce Square

                  2005 Market Street

                  Philadelphia, PA 19103-6999

                  USA

                  Attn:  Donald L. Thompson. Chairman and CEO

                  Telephone No. - (215) 841-2400

                  Fax No. - (215) 656-3714


                  With copy (which shall not constitute notice) to:
                  -------------------------------------------------

                  Schaap & Partners

                  Parklaan 17

                  3016 BA Rotterdam


                  The Netherlands

                  Attn.: Mr. J.Ph. van der Veen

                  Telephone No. - 31 10 2770300

                  Fax No. - 31 10 4364977

                  If to the Seller's Guarantor:
                  -----------------------------

                  Hunt Corporation

                  One Commerce Square

                  2005 Market Street

                  Philadelphia, PA 19103-6999

                  USA

                  Attention:  Donald L. Thompson. Chairman and CEO

                  Telephone No. - (215) 841-2400

                  Fax No. - (215) 656-3714


                  with a copy (which shall not constitute notice) to:
                  ---------------------------------------------------

                  John C. Bennett, Jr.

                  Drinker Biddle & Reath LLP

                  One Logan Square

                  18th & Cherry Streets

                  Philadelphia, Pennsylvania 19103-6996

                  USA

                  Telephone No. - (215) 988-2810

                  Fax No.  - (215) 988-2757

                                                                              52
                  If to the Buyer:
                  ----------------

                  Seal Graphics Europe B.V.

                  Kanaaldijk Oostzijde 3

                  8102 HL  Raalte

                  The Netherlands

                  Attn.: F.H.P. Knaap

                  Telephone No. -31 76 5439960

                  Fax No.  - 31 76 5439962


                  With copy (which shall not constitute notice) to:
                  -------------------------------------------------

                  (i) the Buyer's Guarantor; and

                  (ii) Nauta Dutilh

                  Prinses Irenestraat 59

                  1077 WV  Amsterdam

                  The Netherlands

                  Attn.: Mr. J.H.J. Timmermans

                  Telephone No. - 31 20 5414646

                  Fax No.  - 31 20 6612827


                  If to the Buyer's Guarantor:
                  ----------------------------

                  Neschen AG

                  Hans Neschen Strasse 1

                  D- 3165 Bueckeburg

                  Germany

                  Attn.: the Dirtectors

                  Telephone No. - 49 57222070

                  Fax No.  - 49 5722207209

                  With copy to:
                  -------------

                  Abels, Decker, Kuhfuss & Partner

                  Tersteegenstrasse 28

                  D- 40474 Duesseldorf

                  Germany

                  Attn.: Prof. Dr. Iur. G. Real

                  Telephone No. - 49 211 47838125

                  Fax No.  - 49 211 47838111



                  12.3. Entire Agreement

                  This agreement, including the Exhibits and Schedules hereto and to the Disclosure Letter (the "Agreement"), constitutes the entire agreement among the parties and supersedes all prior agreements and undertakings, oral and written, among the parties hereto with respect to the subject matter hereof, except for the Mutual Nondisclosure Agreement dated 25 April 2001 between the Buyer's Guarantor and the Seller's Guarantor.

                  12.4. Binding Effect and Benefit

                           (a) This Agreement shall inure to the benefit of and
be binding upon the parties hereto and their respective successors, heirs and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any other Person other than the parties hereto or their respective successors, heirs and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                           (b) If the Buyer's Guarantor or the Seller's
Guarantor ceases to exist as a result of a transaction that involves a Change in Control (as defined in Section 12.13 hereof), it is specifically intended that any successor entity be bound by this Agreement. The Buyer's Guarantor or the Seller's Guarantor, as the case may be, shall ensure that any agreement relating to a Change in Control requires the successor entity to specifically assume all liabilities under this Agreement. Failure of the successor to assume this Agreement shall be considered a breach of this Agreement by the Buyer's Guarantor or the Seller's Guarantor, as the case may be.

                  12.5. Assignability

                           (a) This Agreement shall not be assignable by any
party hereto without the prior written consent of the other parties hereto; provided, however, that the Buyer shall be permitted to assign all or any part of its rights or obligations hereunder to any entity in which it has a controlling interest or which has a controlling interest in it.

                           (b) Regardless of any assignment hereunder by the
Seller, the Seller's Guarantor shall continue to be bound by any and all obligations or liabilities of the Seller under this Agreement, the Closing Documents and any other document or instrument required to be delivered in connection with this Agreement.

                           (c) Regardless of any assignment hereunder by the
Buyer, the Buyer's Guarantor shall continue to be bound by any and all obligations or liabilities of the Buyer under this Agreement, the Closing Documents and any other document or instrument required to be delivered in connection with this Agreement.

                  12.6. Severability

                  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  12.7. Headings; Interpretation

                  Headings of sections and subsections contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  12.8. Counterparts

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  12.9. Governing Law

                  This Agreement shall be construed in accordance with and be governed exclusively by the laws of The Netherlands, without regard to its rules of applicable law.

                  12.10. Schedules

                  All schedules which are attached hereto are incorporated hereby by this reference.

                  12.11. Announcements

                  Neither the Seller, on the one hand, nor the Buyer on the other, shall issue any press release or make any public announcement or disclosure relating in any way to the transactions contemplated hereby or to the negotiations of the parties concerning the same without prior written consultation with the other party as to form and content of such announcement or disclosure, provided, however, that, as to announcements or disclosures required of such party by law or by the applicable rules of any stock exchange or stock market, such party shall only be required to use its reasonable efforts to advise the other of the form and content of any such announcement or disclosure.

                  12.12. Dispute Resolution

                  All disputes arising out of or in connection with this Agreement and the transactions contemplated herein (other than disputes arising out of Section 2.3 hereof) shall be submitted to arbitration pursuant to the Rules of Arbitration of the International Chamber of Commerce. Such arbitration shall be held in Paris, France and shall be conducted in English by three (3) arbitrators appointed in accordance with said Rules. Notwithstanding the foregoing, nothing in this Article 19.2 shall preclude either Party for applying for injunctive relief in summary proceedings ("kort geding") to the competent District Court in the Netherlands.

                  12.13. Definitions


                           (a) A "Change in Control" occurs when:

                                    (i) Any person, partnership, corporation or
similar entity or group, that does not control more than 25% of the voting securities of the Buyer's Guarantor or the Seller's Guarantor, as the case may be, as of the Effective Time of this Agreement, acquires or obtains control of more than 25% of the voting securities of the Buyer's Guarantor or the Seller's Guarantor, as the case may be;

                                    (ii) More than 25% of the operating assets
of the Buyer's Guarantor or the Seller's Guarantor, as the case may be, are sold or otherwise disposed of, or the Buyer's Guarantor or the Seller's Guarantor, as the case may be, liquidates more than 25% of its operating assets excluding the sale of the Business contemplated by this Agreement; or

                                    (iii) The Buyer's Guarantor or the Seller's
Guarantor, as the case may be, merges with any other corporation, regardless of whether the Buyer's Guarantor or the Seller's Guarantor, as the case may be, is the surviving entity after the merger, except for a merger in which the shareholders of the Guarantor who were shareholders of the Buyer's Guarantor or the Seller's Guarantor, as the case may be, prior to a Change in Control continue to own 75% or more of the merged companies.

                  For purposes of this definition, the term "group" shall mean any person who acts in concern within the meaning of Section 2:24b Netherlands Civil Code (or under similar provisions of any applicable foreign securities laws).

                           (b) "Knowledge" - an individual will be deemed to
have "knowledge" of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably investigation concerning the existence of such fact or other matter. The Seller will be deemed to have "knowledge" of a particular fact or other matter if the officers of the Seller have knowledge of such fact or other matter.

                           (c) "Ordinary Course of Business" - an action taken
by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

                                    (i) is consistent in nature, scope and
magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and

                                    (ii) does not require authorization by the
board of directors or shareholders of such Person (or by and Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature;

                           (d) "Person" - an individual, partnership,
corporation, limited liability company, limited liability partnership, joint stock company, unincorporated association, joint venture or other entity or governmental body.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of 9 October 2001.

HUNT GRAPHICS EUROPE B.V.

By:_____________________
   Name:
   Title:



PEAK B.V.

By: Hunt Graphics Europe B.V.

    By:_____________________
       Name:
       Title:


HUNT CORPORATION


By:_____________________
   Name:
   Title:




SEAL GRAPHICS EUROPE B.V.

By:_____________________
   Name:
   Title:



NESCHEN AG

By:_____________________
   Name:
   Title: